EXHIBIT 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/07/1997 971149762 – 2742853

CERTIFICATE OF INCORPORATION

OF

NEOTHERAPEUTICS, INC.

ARTICLE 1

The name of this Corporation is NeoTherapeutics, Inc.

ARTICLE 2

The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle, and Corporation Service Company is the registered agent of the Corporation.

ARTICLE 3

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time.

ARTICLE 4

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares, consisting of (a) 25,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and (b) 5,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate as required by the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

ARTICLE 5

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of his duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law: (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article 5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 6

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE 7

The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

ARTICLE 8

Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if and only if a consent or consents in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares of capital stock of the corporation entitled to vote on that action.

ARTICLE 9

The name and address of the Incorporator of the Corporation is as follows:

Matthew P. Thullen, Esq.

660 Newport Center Drive

Suite 1600

Newport Beach, California 92660-6441

I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereinto set my hand this 6th day of May, 1997.

/s/ Matthew P. Thullen
Matthew P. Thullen, Esq.

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 06/18/1997 971200917 – 2742853

AGREEMENT AND PLAN OF MERGER

OF

NEOTHERAPEUTICS, INC., A DELAWARE CORPORATION,

AND

NEOTHERAPEUTICS, INC., A COLORADO CORPORATION

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 17, 1997 (“Merger Agreement”) is entered into by and between NeoTherapeutics, Inc., a Colorado corporation (“NeoTherapeutics Colorado”), and NeoTherapeutics. Inc., a Delaware corporation (“NeoTherapeutics Delaware”), which corporations are sometimes referred to herein as the “Constituent Corporations.”

R E C I T A L S

A. NeoTherapeutics Colorado is a corporation duly organized and existing under the laws of the State of Colorado and has authorized capital of 25,000,000 shares of Common Stock, no par value (the “NeoTherapeutics Colorado Common Stock”), and 5,000,000 shares of Preferred Stock, no par value. As of June 17, 1997, 5,371,807 shares of NeoTherapeutics Colorado Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

B. NeoTherapeutics Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital of 25,000,000 shares of Common Stock, par value $.001 per share (the “NeoTherapeutics Delaware Common Stock”), and 5,000,000 shares of Preferred Stock, par value $.001 per share. As of June 17, 1997, 100 shares of NeoTherapeutics Delaware Common Stock were issued and outstanding, all of which were held by NeoTherapeutics Colorado. No shares of Preferred Stock were issued and outstanding.

C. The Board of Directors of NeoTherapeutics Colorado has determined that it is advisable and in the best interests of NeoTherapeutics Colorado and its shareholders that NeoTherapeutics Colorado merge with and into NeoTherapeutics Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of NeoTherapeutics Colorado in the State of Delaware.

D. The respective Boards of Directors of NeoTherapeutics Colorado and NeoTherapeutics Delaware have adopted and approved the terms and conditions of this Merger Agreement.

E. The parties intend by this Merger Agreement to effect a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties hereto agree, subject to the terms and conditions set forth herein, as follows:

I.

MERGER

1.1 Merger. In accordance with the provisions of this Merger Agreement, the Colorado Business Corporation Act and the Delaware General Corporation Law, NeoTherapeutics Colorado shall be merged with and into NeoTherapeutics Delaware (the “Merger”), the separate existence of NeoTherapeutics Colorado shall cease and NeoTherapeutics Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be “NeoTherapeutics, Inc.”

1.2 Filing and Effectiveness. The Merger shall become effective when the following actions have been completed:

(a) All of the conditions precedent to the consummation of the Merger specified in this Merger Agreement and required under the Colorado Business Corporation Act and the Delaware General Corporation Law have been satisfied or duly waived by the party entitled to satisfaction thereof:

(b) An executed Articles of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Colorado Business Corporation Act has been filed with the Secretary of State of the State of Colorado; and

(c) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware.

The date and time when the Merger shall become effective is herein called the “Effective Time of the Merger.”

1.3 Effect of the Merger. At the Effective Time of the Merger, the separate existence and corporate organization of NeoTherapeutics Colorado shall cease and NeoTherapeutics Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately before the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its and NeoTherapeutics Colorado’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of NeoTherapeutics Colorado in the manner more fully set forth in Section 259(a) of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately before the Effective Time of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of NeoTherapeutics Colorado in the same manner as if NeoTherapeutics Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

II.

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of NeoTherapeutics Delaware as in effect immediately before the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of NeoTherapeutics Delaware as in effect immediately before the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

2.3 Officers and Directors. The persons who are officers and directors of NeoTherapeutics Colorado immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, be the officers and directors of the Surviving Corporation, without change until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation. Bylaws and applicable law; provided, however, that Frank M. Meeks and Dr. Paul H. Silverman shall serve as Class I directors of NeoTherapeutics Delaware, with their term of office to expire at the 1998 Annual Meeting of Stockholders of NeoTherapeutics Delaware, and Dr. Alvin J. Glasky Mark J. Glasky and Dr. Carol O’Cleireacain shall serve as Class II directors of NeoTherapeutics Delaware, with their term of office to expire at the 1999 Annual Meeting of Stockholders of NeoTherapeutics Delaware.

III.

MANNER OF CONVERSION OF STOCK

3.1 NeoTherapeutics Colorado Shares. Upon the Effective Time of the Merger, each share of NeoTherapeutics Colorado Common Stock, no par value, issued and outstanding immediately before the Effective Time of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person, be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value per share, of the Surviving Corporation.

3.2 NeoTherapeutics Colorado Options. Warrants and Convertible Securities. At the Effective Time of the Merger, the Surviving Corporation shall assume and continue the stock option plans of NeoTherapeutics Colorado (including the 1987 Incentive Stock Option Plan, the 1991 Stock Incentive Plan and the 1997 Stock Incentive Plan), the Warrant Agreement between NeoTherapeutics Colorado and U.S. Stock Transfer Corporation dated as of September 25, 1996, and all other options, warrants and rights to purchase or acquire shares of NeoTherapeutics Colorado Common Stock. At the Effective Time of the Merger, each outstanding and unexercised option, warrant and right to purchase or acquire shares of NeoTherapeutics Colorado Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be convened into and become an option, warrant or right to purchase or acquire shares of the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of NeoTherapeutics Colorado Common Stock issuable pursuant to any such option, warrant or right, and under the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such NeoTherapeutics Colorado option, warrant or right. No options, warrants or rights to purchase or acquire Preferred Stock of NeoTherapeutics Colorado currently exist.

A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, warrants and other securities equal to the number of shares of NeoTherapeutics Colorado Common Stock so reserved immediately before the Effective Time of the Merger.

3.3 NeoTherapeutics Delaware Common Stock. Upon the Effective Time of the Merger, each share of NeoTherapeutics Delaware Common Stock, $.001 par value per share, issued and outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger and without any action by NeoTherapeutics Delaware, by the holder of such shares or by any other person, be canceled and returned to the status of authorized but unissued shares.

3.4 Exchange of Certificates. After the Effective Time of the Merger, each holder of an outstanding certificate representing shares of NeoTherapeutics Colorado Common Stock may, at such shareholder’s option, surrender the same for cancellation to U.S. Stock Transfer Corporation, as transfer agent (the “Transfer Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of NeoTherapeutics Colorado Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation’s Common Stock into which the shares of NeoTherapeutics Colorado Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Transfer Agent of any such outstanding certificate shall, until such certificate has been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting or other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of NeoTherapeutics Colorado so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

IV.

GENERAL

4.1 Covenants of NeoTherapeutics Delaware. NeoTherapeutics Delaware covenants and agrees that it will, on or before the Effective Time of the Merger, take such actions as may be required by the Colorado Business Corporation Act in order to effectuate the Merger.

4.2 Further Assurances. From time to time, as and when required by NeoTherapeutics Delaware or by its successors or assigns, there shall be executed and delivered on behalf of NeoTherapeutics Colorado such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by NeoTherapeutics Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of NeoTherapeutics Colorado and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of NeoTherapeutics Delaware are fully authorized in the name and on behalf of NeoTherapeutics Colorado or otherwise to take all such actions and to execute and deliver all such deeds and other instruments.

4.3 Deferral. Consummation of the Merger may be deferred by the Board of Directors of NeoTherapeutics Colorado for a reasonable period of time if the Board of Directors determines that deferral would be in the best interests of NeoTherapeutics Colorado and its shareholders.

4.4 Amendment. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Merger Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Merger Agreement by the shareholders of NeoTherapeutics Colorado and NeoTherapeutics Delaware, but not later than the Effective Time of the

Merger; provided, however, that no such amendment, modification or supplement not approved by the shareholders of NeoTherapeutics Colorado and NeoTherapeutics Delaware shall adversely affect the rights of such shareholders or change any of the principal terms of this Merger Agreement.

4.5 Abandonment. At any time before the Effective Time of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either NeoTherapeutics Colorado or of NeoTherapeutics Delaware, or of both, notwithstanding the approval of this Merger Agreement by the shareholders of NeoTherapeutics Colorado or NeoTherapeutics Delaware, or by both, if circumstances arise which make the Merger inadvisable. In the event of abandonment of this Merger Agreement, as above provided, this Merger Agreement shall become wholly void and of no effect, and no liability on the part of the Board of Directors or shareholders of NeoTherapeutics Colorado or NeoTherapeutics Delaware shall arise by virtue of such termination.

4.6 Expenses. If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, NeoTherapeutics Colorado shall pay all expenses incurred in connection with all the proceedings taken in respect of this Merger Agreement or relating thereto.

4.7 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road. Wilmington. Delaware 19805. and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

4.8 Agreement. An executed copy of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at One Technology Drive, Suite I-821, Irvine, California 92618, and, upon request and without cost, a copy thereof will be furnished to any shareholder.

4.9 Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the Colorado Business Corporation Act.

4.10 Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF. NeoTherapeutics Colorado and NeoTherapeutics Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers.

NEOTHERAPEUTICS, INC., a Colorado corporation

/s/ Alvin J. Glasky
Alvin J. Glasky, President and Chief Executive Officer

ATTEST:

/s/ Rosalie H. Glasky
Rosalie H. Glasky, Secretary

NEOTHERAPEUTICS, INC., a Delaware corporation

/s/ Alvin J. Glasky
Alvin J. Glasky, President and Chief Executive Officer

ATTEST:

/s/ Rosalie H. Glasky
Rosalie H. Glasky, Secretary

CERTIFICATE OF SECRETARY

OF NEOTHERAPEUTICS INC.,

a Delaware corporation

The undersigned, Secretary of NeoTherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (“NeoTherapeutics Delaware”), hereby certifies, pursuant to the provisions of Sections 103 and 252 of the General Corporation Law of the State of Delaware, that NeoTherapeutics, Inc., a Colorado corporation (“NeoTherapeutics Colorado”), the sole stockholder of NeoTherapeutics Delaware, has voted all outstanding shares of NeoTherapeutics Delaware in favor of the merger of NeoTherapeutics Colorado with and into NeoTherapeutics Delaware on the terms and conditions set forth in the Agreement and Plan of Merger to which this certification is appended.

IN WITNESS WHEREOF, I have subscribed my name this 17th day of June, 1997.

/s/ Rosalie Glasky
Rosalie Glasky, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/29/1999 991037228 – 2742853

CERTIFICATE OF DESIGNATION

OF

5 % SERIES A PREFERRED STOCK WITH CONVERSION FEATURES

OF

NEOTHERAPEUTICS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

NEOTHERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies, pursuant to the authority contained in the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware that the following resolution was duty adopted by the Board of Directors of the Corporation on January 25,1999, creating a series of its Preferred Stock designated as 5% Series A Preferred Stock with Conversion Features:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there hereby is created, out of the 5,000,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation authorized in Article 4 of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock of the Corporation consisting of 400 shares, which shall be designated 5% Series A Preferred Stock with Conversion Features, which series shall have the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions set forth below:

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 5% Series A Preferred Stock with Conversion Features (the “Preferred Stocks”) and the number of shares so designated shall be 400 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)); Each share of Preferred Stock shall have a par value of $.001 and a stated value of $10,000 (the “Stated Value”).

Section 2. Dividends.

(a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal 5% per annum, payable, subject to the provisions of this Section 2(a), on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such share is outstanding (each a “Dividend Payment Date”) and on each Conversion Date (as defined herein) for such share, commencing on the earlier to occur of the Conversion Date for such share and March 31,1999, in cash or shares of Common Stock (as defined in Section 8). Subject to the terms and conditions herein, the decision whether to pay dividends hereunder in Common Stock or cash shall be at the discretion of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. A party that holds shares of Preferred Stock on the record date with respect to a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Suck held by each Holder. The Company shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock not less than 10 Trading Days (as defined in Section 8) prior to any Dividend Payment Date, it being understood that a failure of the Company to timely provide such notice shall be deemed an election (if permitted hereunder) to pay such dividend in Shares of Common Stock pursuant to the terms hereof. If the Company has properly elected, and is permitted hereunder, to pay dividends in shares of Common Stock, then such dividends will be due and payable on each Conversion Date for the applicable shares of Preferred Stock (and not on each Dividend Payment Date) and the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Conversion Date divided by the Conversion Price (as defined below) on such date. Any dividends to be paid in cash hereunder that are not paid on a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 15% per annum or the maximum amount that is permitted by applicable law, whichever is less (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

(b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

(i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

(ii) after the Dividend Effectiveness Date (as defined in Section 8), such shares (x) are not registered for resale pursuant to an effective Underlying Securities Registration Statement (as defined in Section 8) and (y) may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act (as defined in Section 8), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the Company is permitted and elects to pay dividends in shares of Common Stock under this clause (ii) prior to the Dividend Effectiveness Date and thereafter an Underlying Securities Registration Statement shall be declared effective by the Commission (as defined in Section 8), the Company shall, within three (3) Trading Days after the date of such declaration of effectiveness, exchange such shares for shares of Common Stock that are free of restrictive legends of any kind);

(iii) such shares are not then listed or quoted on the Nasdaq National Market (the “NASDAQ”) ,or on the New York Stock Exchange, American Stock Exchange or Nasdaq SmallCap Market (each, a “Subsequent Market”);

(iv) the Company has failed to timely satisfy its conversion obligations hereunder; or

(v) the issuance of such shares would result in a violation of Section 5(a)(iii).

(c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution, (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preference shares of the Company at such times when the Company is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of all of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holder shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 5. Conversion.

(a)(i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii) hereof) at the Conversion Ratio (as defined in Section 8) at the option of the Holder, at any time and from time to time, from and after the Original Issue Date; provided, that, (A) from and after the Original Issue Date through the date which is the ninetieth (90th) day after the Original Issue Date (such ninetieth (90) day, the “Record Date”), the Conversion Price applicable to any conversion during such period shall be the Initial Conversion Price (as defined herein), (B) from and after the Record Date through the fourth (4th) month thereafter, any conversions of shares of Preferred Stock shall be limited in each monthly period to 25% of the number of shares of Preferred Stock outstanding on the Record Date, on a cumulative basis (for example, during the first month following the Record Date, the Holder may tender conversions of shares of Preferred Stock of up to 25% of the number of shares of Preferred Stock outstanding on the Record Date and during the second month following the Record Date, the Holder may tender conversions of shares of Preferred Stock of up to 50% of the number of shares Preferred Stock outstanding on the Record Date less such number of shares of Preferred Stock for which conversions have previously been honored), provided, further, that the restrictions on conversion set forth in this Section 5(a)(i) shall be null and void ab initio from and after the earlier of (i) the date that the Company delivers to the Holders an Optional Redemption Notice (as defined in Section 6(a)) and (ii) the date that the Company delivers to the Holders a Subsequent Financing Notice (as defined in the Purchase Agreement). Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (a “Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting Less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate representing the number of shares of Preferred Stock as have not been converted.

(ii) Automatic Conversion. Subject to the provisions in this paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the later to occur of (i) the Effectiveness Date (as defined in the Registration Rights Agreement) or (ii) the date that the Commission declares effective an Underlying Securities Registration Statement, at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur at such time as (a) (1) an Underlying Securities Registration Statement is not then effective or (2) the Holder is not permitted to resell Underlying Shares (as defined in Section 8) pursuant to Rule 144(k) promulgated under the

Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the three-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days after the date that the Commission declares effective an Underlying Securities Registration Statement that the purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the NASDAQ or any Subsequent Market, (b) the failure of such Underlying Securities Registration Statement to remain effective during the Effectiveness Period (as defined in the Registration Rights Agreement) as to all Underlying Shares, or (c) the suspension of the Holder’s ability to resell Underlying Shares thereunder.

(iii) Certain Conversion Restrictions.

(A)(1) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon-conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(2) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 8) and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(B) If on any Conversion Date (A) the Common Stock is listed for trading on the NASDAQ or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock and as payment of dividends thereon in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of shares of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Series A Closing Date (as defined in the Purchase Agreement) (such number of shares as would not equal or exceed such 20% limit, the “Issuable Maximum”), and (C) the Company shall not have previously obtained the vote of shareholders (the “Shareholder Approval”), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to its pro rata share of the Issuable Maximum (determined by reference to the number of shares of Preferred Stock issued to all Holders on the Series A Closing Date) and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the “Excess Stated Value”), the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Stated Value, plus accrued dividends on all shares of Preferred Stock being converted, divided by (y) the closing sales price of the Common Stock as reported by the NASDAQ on the Series A Closing Date, and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder’s pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the “Discount Equivalent”), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 8) for the Excess Stated Value. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or the maximum rate permitted by applicable law, whichever is less) to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

(C) Notwithstanding anything herein to the contrary, the Company shall not be obligated to issue in excess of 1,450,000 Underlying Shares upon conversion of shares of Preferred Stock and as payment of dividends thereon.

(b)(i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(iii) hereof), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash), and (iv) if the Company has elected and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1 (b) of the Purchase Agreement), representing such shares of Common Stock; provided, however, that the

Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are delivered for conversion to the Company, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

(ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

(iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued, on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so, purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the shares of Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 5(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Day-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 5(b)(ii) in respect of the certificates resulting in such Buy-In.

(c)(i) The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) 125% of the average of the Per Share Market Values for the fifteen (15) Trading Days immediately preceding the Original Issue Date (the “Initial Conversion Price”) and (b) 101% of the average of the ten (10) lowest Per Share Market Values during the thirty (30) Trading Days immediately preceding the applicable Conversion Date (which, at the Holder’s option, may include Trading Days prior to the 120th day following the Original Issue Date), provided, that such thirty (30) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock is suspended from the NASDAQ or a Subsequent Market on which it is listed for trading prior to such suspension, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares, provided, further, that during the period from the Original Issue Date until the 120th day following the Original Issue Date, the Conversion Price shall be the Initial Conversion Price.

If (a) the Underlying Securities Registration Statement is not filed on or prior to the Filing Date (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) after the earlier of March 31, 1999 and the date of acceptance by the Commission of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 1998 the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be “reviewed,” or not subject to further review or comment and the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date of such notification, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the Effectiveness Period without being succeeded within ten (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended from the NASDAQ or a Subsequent Market for more than three (3) Business Days (which need not be consecutive days) other than any halts in trading, which do not continue for an entire Trading Day, to allow for the release of information by the Company, (f) the conversion rights of the Holders are suspended for any reason or (g) unless the Company is notified by the Commission that it is not eligible to file the Underlying Securities Registration Statement on Form S-3, an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within fifteen (15) Business Days of the Commission’s notifying the company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (if the Company files such amendment without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (g)) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clause (d) the date which such 10 day-period is exceeded, for purposes of clause (e) the date on which such three (3) Business Day-period is exceeded, or for purposes of clause (g) the date which such 15 Business Day-period is exceeded, being referred to as “Event Date”), then, on the Event Date and each monthly anniversary thereof until the earlier to occur of the second month after the Event Date and such time as the applicable Event is cured, the Company shall pay to the Holder 1.0% of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder (which, for purposes hereof shall include all shares of Preferred Stock tendered for conversion by such Holder but for which Underlying Shares due in respect thereof shall not have been received by such Holder) in cash, as liquidated damages and not as a penalty. Commencing on the second month anniversary after the Event Date and on each monthly anniversary thereof until such time as the applicable Event is cured, the Company shall pay to the Holder 1.5% of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder (which, for purposes hereof shall include all shares of Preferred Stock tendered for conversion by such Holder but for which Underlying Shares due in respect thereof shall not have been received by such Holder) in cash, as liquidated damages and nor as a penalty. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after the event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall became effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Initial Conversion Price shall be multiplied by a fraction, the numerator of which shall be (the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective Immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

(iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares) of Common Stock, other than (i) the granting of options or warrants to employees, officers, directors, consultants and other service providers (but not Strategic Partners (as defined in the Purchase Agreement)), and the issuance of shares of Common Stock upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company and (ii) the issuance of shares of Common Stock issuable pursuant to the Private Equity Line of Credit Agreement dated March 27, 1998 between the Company and Kingsbridge Capital Limited, as described in the Company’s Amendment No. 2 on Form SB-2, filed with the Commission on August 13, 1998 (but not pursuant to any amendment or modification thereto) (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance this the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

(v) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding shares of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”) selected in good faith by the Holders of a majority in interest of the shares of Preferred stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/l00th of a share, as the case may be.

(vii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(ii), (iii), (iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(ix) If (a) the Company shall declare a dividend (or any Other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a. party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(x) In case of any (I) merger or consolidation of the Company with or into another Person that would constitute a Change of Control Transaction, or (2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then, if a Holder has not exercised its rights of redemption, if any, under Section 7 hereof, such Holder shall have the right thereafter to (A) if permitted under Section 7 hereof, exercise its rights of redemption under Section 7 with respect to such event, (B) convert its shares of Preferred Stock into the shares of stock and other securities, cash and properly receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled, (C) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such fees amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stork or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights, and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with me issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares and other securities cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation, or (D) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange its shares of Preferred Stock for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and such Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted (taking into account all then accrued and unpaid dividends) immediately prior to such tender or exchange would have been entitled as would have been issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as continue to give the Holders of Preferred Stock the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event This provision shall similarly apply to successive such events.

(d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set form in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder (assuming all such dividends are paid in shares of Common Stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non assessable and freely tradeable, subject to the legend requirements of Section 3.1(b) of the Purchase Agreement

(e) Upon a conversion hereunder the Company shall not be required to issue stock certificate representing fraction of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) The issuance of certificates for Common Stock on conversion of Preferred Stock and as payment of dividends in shares of Common Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

(g) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 pm. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 6. Optional Redemption.

(a) Subject to the provisions of this Section 6, the Company shall have the right, exercisable upon five (5) Trading Days’ notice (an “Optional Redemption Notice”) to the Holders of the Preferred Stock after any date on which the closing sales price for the Common Stock as reported by Bloomberg Information Services, Inc., or any successor to its function of reporting prices, for the previous ten (10) consecutive Trading Days is either (i) less than $5.00 or (ii) greater than $20.00 (such date, the “Optional Redemption Qualifying Date”), to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below), provided, that if the Company shall not have provided a Holder with notice of its intent to redeem shares of Preferred Stock pursuant to this Section 6 within twenty (20) Trading Days from the Optional Redemption Qualifying Date, the Company shall be precluded from redeeming shares of Preferred Stock pursuant to this Section until the next Optional Redemption Qualifying Date, if any (the calculation for one Optional Redemption Qualifying Date may not include any Trading Days used to calculate a prior Optional Redemption Qualifying Date). The Company shall not be entitled to deliver an Optional Redemption Notice to the Holders if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company’s conversion obligations of all shares of Preferred Stock then outstanding, or (ii) neither the Underlying Shares then outstanding are registered for resale pursuant to an effective Underlying Securities Registration Statement nor may such Underlying Shares be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or on a Subsequent Market. The entire Optional Redemption Price shall be paid in cash. Holders may convert (and the Company shall honor such conversions in accordance with the terms hereof) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 4th Trading Day after the receipt of an Optional Redemption Notice, provided, that, notwithstanding anything herein to the contrary, the Conversion Price applicable to such conversions shall be subject to a floor of $5.00.

(b) If any portion of the Optional Redemption Price shall not be paid by the Company by the 20th Trading Day after the delivery of an Optional Redemption Notice, interest shall accrue thereon at the rate of 15% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Optional Redemption Price plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price remains unpaid after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either (i) demand conversion of all or any portion of the shares of Preferred Stock for which such Optional Redemption Price, plus interest thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the share of Common Stock, issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, If the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder’s notice of such election, return to the Holder all of the Unpaid Redemption Shares.

(c) The “Optional Redemption Price” shall equal the sum of (i) the greater of (A) the Stated Value of the shares of Preferred Stock to be redeemed and all accrued dividends thereon and (B) the product of (x) the number of shares of Preferred Stock to be redeemed and (y) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the date of the Optional Redemption Notice or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (2) the Conversion Ratio calculated on the date of the Optional Redemption Notice, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

Section 7. Redemption Upon Triggering Events.

(a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then hold by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (such sum, the, “Redemption Price”). The Redemption Price shall be due and payable within (10) days of the date on which the notice for the payment therefor is provided by a Holder. If the Company fails to pay the redemption price hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the

Company will pay interest thereon at a rate of 15% (or the maximum amount permitted under applicable law, whichever is less) per annum, accruing daily from such date until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon & conversion (or attempted conversion) thereof that meets the requirements hereof.

A “Triggering Events” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

(ii) if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason for more than an aggregate of three (3) Trading Days, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement for more than an aggregate of three (3) Trading Days (which need not be consecutive Trading Days);

(iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or on a Subsequent Market, in either case, for more than three (3) Trading Days (which need not be consecutive Trading Days);

(iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof;

(v) the Company shall be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction) or shall redeem more than a de minimis number of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

(vi) an Event shall not have been cured to the satisfaction of the Holders prior to the expiration of thirty (30) days from the Event Date relating thereto;

(vii) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven (7) days after notice therefor is delivered hereunder; or

(viii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder.

Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Ratio” means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends but only to the extent not paid in Common Stock in accordance with the terms hereof, and the denominator of which is the Conversion Price at such time.

“Dividend Effectiveness Date” means the earlier to occur of (x) the Effectiveness Date (as defined in the Registration Rights Agreement) and (y) the date that an Underlying Securities Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

“Mandatory Redemption Amount” for each share of Preferred Stock means the sum of (i) the greater of (A) the Staled Value and all accrued dividends with respect to such share and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as this case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a shares of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a Common Share as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (a) a day on which the Common Stock is traded on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) it the Common Stock’s not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Underlying Securities Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a “selling stockholder” thereunder.

“Underlying Shares” means, collectively, the shares of Common Stock into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be duly executed by its Chief Financial Officer this 28th day of January, 1999.

NEOTHERAPEUTICS, INC.

By:	/s/ Samuel Gulko
Samuel Gulko, Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 5% Series A Preferred Stock with Conversion Features indicated below, into shares of Common Stock, par value $.001 per share (the “Common Stock”), of NeoTherapeutics, Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/18/2000 001634048 – 2742853

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES

OF

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

NEOTHERAPEUTICS, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Alvin J. Glasky, Ph.D., the Chief Executive Officer, and Samuel Gulko, the Chief Financial Officer of NeoTherapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of said Corporation, the Board of Directors on December 13, 2000, adopted the following resolution creating a series of 200,000 shares of Preferred Stock designated as Series B Junior Participating Preferred Stock:

“RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.001 par value, of the Corporation, to be designated “Series B Junior Participating Preferred Stock,” initially consisting of 200,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Junior Participating Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock,” par value $.001 per share, and the number of shares constituting such series shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 13, 2000 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend payable in shares of Common Stock.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

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Section 3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as required by law, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series B Junior Participating Preferred Stock as required by Section 2 hereof.

(B) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking Junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $100.00 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series B Junior Participating Preferred Stock, available to permit payment in full of the $100.00 per share amount, the amount required to be paid under this Section 6(A)(1) shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series B Junior Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the “Series B Liquidation Preference”). In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by

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multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The Series B Junior Participating Preferred Stock shall rank senior to the Corporation’s Common Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class

Section 11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

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IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 13th day of December 2000.

/s/ Alvin J. Glasky
Alvin J. Glasky, Ph.D. Chief Executive Officer

ATTEST:

/s/ Samuel Gulko
Samuel Gulko Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEOTHERAPEUTICS, INC.

a Delaware corporation

NeoTherapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this “Corporation”), DOES HEREBY CERTIFY:

1. That the Board of Directors of this Corporation adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of this Corporation at a meeting held on February 12, 2001. The resolution setting forth the proposed amendment is as follows:

“FURTHER, that subject to the approval of the stockholders of the Company, the first sentence of Article 4 of the Certificate of Incorporation of the Company, be and hereby is amended to read in its entirety as follows:

The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of (a) 50,000,000 shares of common stock, $.001 par value per share (the “Common Stock”), and (b) 5,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”).”

2. That said amendment was duly adopted and approved by the stockholders of this Corporation at a meeting called for that purpose held on April 6, 2001, in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed as of the 6th day of April, 2001 and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment of Certificate of Incorporation of NeoTherapeutics, Inc. is the act and deed of NeoTherapeutics, Inc.

NeoTherapeutics, Inc., a Delaware corporation

By:	/s/ Samuel Gulko
Samuel Gulko Senior Vice President Finance, Chief Financial Officer, Secretary and Treasurer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/06/2001 010170629 – 2742853

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/27/2001 010310057 – 2742853

BY Donna Mendes

CERTIFICATE OF DESIGNATIONS

OF

7% SERIES C PREFERRED STOCK

OF

NEOTHERAPEUTICS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

NEOTHERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies, pursuant to the authority contained in the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware that the following resolution was duly adopted by the Board of Directors of the Corporation as of June 25, 2001, creating a series of its Preferred Stock designated as 7% Series C Preferred Stock:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the provisions of the Certificate of incorporation of the Corporation (the “Certificate of Incorporation”), there hereby is created, out of the 5,000,000 shares of Preferred Stock, par value $0,001 per share, of the Corporation authorized in Article 4 of the Certificate of Incorporation, a series of the preferred stock of the Corporation consisting of shares, which shall be designated 7% Series C Preferred Stock, which series shall have the powers, designations, preferences and relative participating, optional and other rights, and the qualifications, limitations and restrictions set forth below:

SECTION 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 7% Series C Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 200 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 and a stated value of S 10,000 (the “Stated Value”).

SECTION 2. Dividends.

(a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 7% per annum, payable, subject to the provisions of this Section 2(a), on each yearly anniversary of the Original Issue Date (as defined in Section 8) while such share is outstanding (each a “Dividend Payment Date”) and on each Conversion Date (as defined herein) for such share, commencing on the earlier to occur of the Conversion Date for such share and the first Dividend Payment Date following the Original Issue Date, in cash or shares of Common Stock (as defined in Section 8); provided, however, that in the event that the payment of such dividend in shares of Preferred Stock would violate the provisions of Section 5(a)(iv)(B) such dividends shall be paid monthly in arrears in cash on the first business day of each month until the required Shareholder

Approval has been obtained. Subject to the terms and conditions herein, the decision whether to pay dividends hereunder in Common Stock or cash shall be at the discretion of the Corporation. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. A party that holds shares of Preferred Stock on the record date with respect to a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of Such Preferred Stock subsequent to the applicable record date. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued on account of the Preferred Stock, Such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. The Corporation shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock not less than 10 Trading Days (as defined in Section 8) prior to any Dividend Payment Date, it being understood that a failure of the Corporation to timely provide such notice shall be deemed an election (if permitted hereunder) to pay such dividends in shares of Common Stock pursuant to the terms hereof. If the Corporation has properly elected, and is permitted hereunder, to pay dividends in shares of Common Stock, then such dividends will be due and payable on each Conversion Date for the applicable shares of Preferred Stock (and not on each Dividend Payment Date) and the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Conversion Date divided by the Conversion Price (as defined below) on such date. Any dividends to be paid in cash hereunder that are not paid on a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 15% per annum or the maximum amount that is permitted by applicable law, whichever is less (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

(b) Notwithstanding anything to the contrary contained herein, the Corporation may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

(i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

(ii) after the Dividend Effectiveness Date (as defined in Section 8), such shares (x) are not registered for resale pursuant to an effective Underlying Securities Registration Statement (as defined in Section 8) and (y) may not be sold without volume and manner of sale restrictions pursuant to Rule 144 promulgated under the Securities Act (as defined in Section 8), as determined by counsel to the Corporation pursuant to a written opinion letter addressed to the Corporation’s transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent;

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(iii) such shares are not then listed or quoted on the Nasdaq National Market (the “NASDAQ”), or on the New York Stock Exchange, American Stock Exchange or Nasdaq SmallCap Market (each, a “Subsequent Market”);

(iv) the Corporation has failed to timely satisfy its conversion obligations hereunder; or

(v) the issuance of such shares would result In a violation of Section 5(a)(iv)

(c) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution (other than dividends due and paid in the ordinary course on preference shares of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

SECTION 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However. so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of all of the shares of the Preferred Stock then outstanding, alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, increase the authorized number of shares of Preferred Stock, or enter into any agreement with respect to the foregoing that is not conditioned upon the receipt of an affirmative vote pursuant to this Section.

SECTION 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an Amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, on a pari passu basis with any distributions payable by the Corporation upon such Liquidation to the holders of any shares of preferred stock of the Corporation issued pursuant to Section 5 or Section 6 of that certain Securities Purchase Agreement, dated as of September 21, 2000, by and among the Corporation. NeoGene Technologies, Inc., Montrose Investments Ltd. and Strong River Investments, Inc. (the “Pari Passu Stock”), before any distribution or payment shall be made to the holders of any Junior Securities in respect of such Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders and the holders of any outstanding Pari Passu Stock shall be distributed among the Holders and such holders ratably in accordance with the respective amounts that would be payable on such shares

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if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 33% of the voting power of the Corporation is disposed of, or a consolidation or merger of the Corporation with or into any other company of companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

SECTION 5. Conversion.

(a)

(i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iv) hereof) at the Conversion Ratio (as defined in Section 8) at the option of the Holder, at any time and from time to time, from and after the Original Issue Date. Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Corporation, together with the form of conversion notice attached hereto as Exhibit A (a “Conversion Notice”), provided, that Holders shall not be required to surrender any such certificate if the Corporation has failed to deliver such certificate to the Holders pursuant to the Purchase Agreement prior the applicable Conversion Date. Each Conversion Notice shall specify the number of shares of Preferred Stock to be convened and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate representing the number of shares of Preferred Stock as have not been converted.

(ii) Conversion at Option of Corporation. Upon written notice (the date on which such notice is given, the “Notice Date”), the Corporation shall have the right to force the Holders to convert on the Notice Date any or all of the shares of Preferred Stock into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iv) hereof) at the applicable Conversion Price on the Notice Date if (i) the Per Share Market Value of the Common Stock on each of the 10 Trading Days immediately preceding (but excluding) the Notice Date is equal to or greater than three times the Per Share Market Value of the Common Stock on the Closing Date (subject to adjustment consistent with any adjustments to the Initial Conversion Price pursuant to this Section 5), and (ii) the Common Stock issuable upon such conversion will be freely tradable, without restriction.

(iii) Automatic Conversion. Subject to the provisions in this paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall

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be automatically converted on the fifth anniversary of the Closing Date (as defined in Section 8). The conversion contemplated by this paragraph shall not occur at such time as (a) (I) an Underlying Securities Registration Statement is not then effective or (2) the Holder is not permitted to resell Underlying Shares (as defined in Section 8) pursuant to Rule 144(k) promulgated under the Securities Act, without volume or manner of sale restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Corporation shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement (as defined in Section 8) or Registration Rights Agreement (as defined in Section 8). Notwithstanding the foregoing, the five-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days after the date that the Commission declares effective an Underlying Securities Registration Statement that a Holder is both unable to resell Underlying Shares pursuant to Rule I44(k) promulgated under the Securities Act, without volume or manner of sale restrictions and unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the NASDAQ or any Subsequent Market, (b) the failure of such Underlying Securities Registration Statement to remain effective during the Effectiveness Period (as defined in the Registration Rights Agreement) as to all Underlying Shares; or (c) the suspension of the Holder’s ability to resell Underlying Shares thereunder. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 5(a)(iv)(A).

(iv) Certain Conversion Restrictions.

(A) Notwithstanding any other provision hereof, the aggregate number of shares of Common Stock into which the Preferred Stock may be converted, together with any other shares of Common Stock then beneficially owned (as defined in the Securities Exchange Act of 1934, as amended) by the Holder and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of Such date. The Corporation shall have no obligation to monitor compliance with the foregoing limitation.

(B) [Intentionally Deleted]

(b)

(i) Not later than three (3) Trading Days after any Conversion Date, the Corporation will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.9 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(iv) hereof), (ii) one or more certificates representing the number of shares of Preferred stock convened, (iii) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected to pay accrued dividends in cash) and the Floor Redemption Price (as defined in Section 5(c)(ii)(B), if applicable, and (iv) if the Corporation has elected and is permitted hereunder to pay accrued dividends in shores of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.9 of the

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Purchase Agreement), representing such shares of Common Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until one Trading Day after certificates evidencing such shares of Preferred Stock are delivered for conversion to the Corporation, or the Holder of such Preferred Stock notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. The Corporation shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under, this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

(ii) If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder Shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Corporation shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Corporation, require the Corporation to issue shares of Common Stock pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

(iii) In addition to any other rights available to the Holder, if the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a “Buy-In”), then the Corporation shall (A) pay in cash to the Holder (in

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addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) For the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the shares of Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations under Section 5(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Corporation to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Corporation timely pays in full such payment, the Corporation shall not be required to pay such Holder liquidated damages under Section 5(b)(ii) in respect of the certificates resulting in such Buy-In.

(c)

(i) The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (x) 150% of the average Per Share Market Value on the five (5) Trading Days immediately preceding (but excluding) the Original Issue Date (the “Initial Conversion Price”) and (y) 100% of the average of the seven (7) lowest Per Share Market Values during the thirty (30) Trading Days immediately preceding the applicable Conversion Date (which, at the Holder’s option, may include Trading Days prior to the Original Issue Date), provided, that such thirty (30) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock is suspended from the NASDAQ or a Subsequent Market on which it is listed for trading prior to such suspension, or (B) during the Effectiveness Period (as defined in the Registration Rights Agreement), the Underlying Securities Registration Statement is not effective, or (C) during the Effectiveness Period, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares

(ii) If on any Conversion Date, the Conversion Price shall be lower than $2.50 (which number shall be subject to equitable adjustments for stock splits, recombinations and similar events) (such Conversion Price, the “Floor Price” and a Conversion Date on which such condition is met, a “Record Date”), then the Corporation will have the right, exercisable by delivery of a written notice to the Holders delivered no later than twenty Trading Days prior to the Record Date (the “Corporation Notice”), which notice shall remain in effect until a subsequent such notice is provided by the Corporation to the Holders, to elect to honor the conversion at issue by either: (x) issuing all number of shares of Common Stock issuable at the actual Conversion Price pursuant to Section 5(c)(i), or (y) issue the number of shares of Common

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Stock issuable upon the conversion at issue, as if the conversion price applicable to such conversion was equal to the Floor Price and pay cash, no later than the third Trading Day following the Record Date, to the Holder, in an amount equal to the product of (A) the average of the Per Share Market Values for the five Trading Days preceding the Conversion Date for such conversion and (B) the number of shares of Common Stock otherwise issuable at the actual Conversion Price then in effect less the number of shares of Common Stock issuable upon such conversion at the Floor Price (the “Floor Redemption Price”). Failure by the Corporation to timely deliver the Corporation Notice to the Holder pursuant to the terms of this Section shall result conclusively be deemed an election by the Corporation under subsection (x) hereunder. Failure by the Corporation to pay any portion of the Floor Redemption Price by the third Trading Day following the applicable Conversion Date shall result in the invalidation ab initio of the unpaid portion of such optional redemption. In such event, the Corporation shall, at the option of the Holder, either, (i) not later than three Trading Days from receipt of Holder’s request for such election, return to the Holder all of the shares of Preferred Stock for which such Floor Redemption Price has not been paid in full (the “Unpaid Redemption Shares”) or (ii) convert all or any portion of the Unpaid Redemption Shares in which event the applicable Conversion Price shall be the lower of the Conversion Price calculated on the date the Floor Redemption Price was originally due and the Conversion Price as of the Holder’s Written demand for conversion, If the Holder elects option (ii) above, the Corporation shall within three Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto.

(iii) If the Corporation, at any lime while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Corporation, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iv) If the Corporation, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than with respect to rights granted pursuant to a stockholders rights, plan adopted by the Corporation, then in each such case the Initial Conversion Price shall be adjusted by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled lo receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less

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the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness or rights or warrants so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vi) Whenever the Initial Conversion Price is adjusted pursuant to the terms hereof, the Corporation shall promptly mail to each Holder, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Corporation into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(viii) If (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (b) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which

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the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(ix) In case of the closing of any: (1) merger or consolidation of the Corporation with or into another Person, or (2) sale by the Corporation of more than one-half of the assets of the Corporation (on a market value basis) in one or a series of related transactions, a Holder shall have the right to: (A) if permitted under Section 7 hereof, exercise its rights of redemption under Section 7 with respect to such event, or (B) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon conversion of its shares of Preferred Stock to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property act forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than, such number of shares of Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder (assuming all such dividends are paid in shares of Common Stock). The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of Section 4.9 of the Purchase Agreement.

(e) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

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(f) The issuance of certificates for Common Stock on conversion of Preferred Stock and as payment of dividends in shares of Common Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

(g) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Corporation at the facsimile telephone number or address of the principal place of business of the Corporation as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

SECTION 6. Optional Redemption.

(a) During the time that any shares of Preferred Stock remain outstanding, the Corporation shall have the right, exercisable on any Trading Day in which the Conversion Price shall be less than $1.00 (which number shall be subject to equitable adjustments for stock splits, recombinations and similar events), in accordance with the terms hereof and upon three Trading Days’ prior written notice to the Holders to be redeemed (an “Optional Redemption Notice”), to redeem all or any portion of the outstanding shares of Preferred Stock which have not previously been redeemed or for which Conversion Notices have not previously been delivered. The redemption price applicable to redemptions under this Section 6 shall equal the Optional Redemption Price (as defined in Section 8) and shall be paid in cash. The Holders shall have the right to tender, and the Corporation shall honor, Conversion Notices delivered on or prior to the expiration of the fifteenth Trading Day after receipt by the Holders of an Optional Redemption Notice for such Preferred Stock (the fifteenth Trading Day

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after receipt by the Holders of an Optional Redemption Notice is referred to herein as the “Optional Redemption Date”).

(b) The Corporation shall not be entitled to deliver an Optional Redemption Notice to the Holder (and, if after delivery thereof and prior to the Optional Redemption Date, any of the following conditions shall cease to be met, such notice, at the option of the Holders, shall be deemed no longer effective) if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Corporation’s conversion obligations of the shares of Preferred Stock then outstanding, or (ii) there is neither an effective Underlying Shares Registration Statement under which the Holders can resell all of the issued Underlying Shares and all of the Underlying Shares as are issuable upon conversion in full of the shares of Preferred Stock subject to an Optional Redemption Notice nor may all of such issued and issuable Underlying Shares be sold by the Holders subject to such redemption without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Corporation pursuant to a written opinion letter, addressed to the Corporation’s transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or on a Subsequent Market.

(c) If any portion of the Optional Redemption Price shall not be paid by the Corporation by the Optional Redemption Date, the Optional Redemption Price shall bear interest at the rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to accrue daily from the date such interest is due hereunder through and including the date of payment (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Optional Redemption Price remains unpaid through the expiration of the Optional Redemption Date, the Holder subject to such redemption may elect by written notice to the Corporation to either (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 5 of any portion of the shares of Preferred Stock for which the Optional Redemption Price, plus accrued interest thereon, has not been paid in full (the “Unpaid Redemption Amount”), in which event the applicable Conversion Price shall be the lower of the Conversion Price calculated on the Optional Redemption Date and the Conversion Price as of the Holder’s written demand for conversion, or (y) invalidate ab initio such optional redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Corporation shall, within three Trading Days after such election is deemed delivered hereunder, deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto. If the Holder elects option (y) above, the Corporation shall promptly, and in any event not later than three (3) Trading Days from receipt of notice of such election, return to the Holder new shares of Preferred Stock for the full Unpaid Redemption Amount and shall no longer have any redemption rights under this Section. If, upon an election under option (x) above, the Corporation fails to deliver certificates representing the shares of Common Stock issuable upon conversion, of the Unpaid Redemption Amount within the time period set forth in this Section, the Corporation shall pay to the Holder in cash, as liquidated damages and not as a penalty, $5,000 per day until the Corporation delivers such certificates to the Holder.

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SECTION 7 Redemption Upon Triggering Events. Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder (the “Redeemable Stock”) and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (such sum, the “Redemption Price”). The Redemption Price shall be due and payable within (10) days of the date on which the notice for the payment therefor is provided by a Holder. If the Corporation fails to pay the redemption price hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Corporation will pay interest thereon at a rate of 15% (or the maximum amount permitted under applicable law, whichever is less) per annum, accruing daily from such date until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. Upon receipt of the full Redemption Price, the Holder shall deliver the Redeemable Stock to the Corporation

A “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 240th day after the Closing Date;

(ii) if; during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason for more than an aggregate of ten (10) Trading Days, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement for more than 10 consecutive Trading Days or an aggregate of 20 Trading Days (which need not be consecutive Trading Days);

(iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or on a Subsequent Market, in either case, for more than 10 consecutive Trading Days or an aggregate of 20 Trading Days (which need not be consecutive Trading Days);

(iv) the Corporation shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th day after the Conversion Date or the Corporation shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof;

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(v) the Corporation shall, without the consent of the Holders of a majority of the then outstanding shares of Preferred Stock, be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction) or shall redeem more than a de minimis number of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

(vi) as Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holders prior to the expiration of thirty (30) days from the Event Date (as defined in the Registration Rights Agreement) relating thereto other than an Event resulting from a failure of an Underlying Shares Registration Statement to be timely declared effective by the Commission;

(vii) the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven (7) days after notice therefor is delivered hereunder; or the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder.

SECTION 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, (ii) a replacement at one time or over time of more than one-half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Corporation with or into another entity, consolidation or sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, or (iv) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s Common Stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Ratio” means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends but only to the extent not paid in Common Stock

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in accordance with the terms hereof, and the denominator of which is the Conversion Price at such time.

“Dividend Effectiveness Date” means the earlier to occur of (x) the Effectiveness Date (as defined in the Registration Rights Agreement) and (y) the date that an Underlying Securities Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Junior Securities” means the Common Stock and all other equity securities of the Corporation which are junior in rights and liquidation preference to the Preferred Stock.

“Mandatory Redemption Amount” for each share of Preferred Stock means the sum of (i) the greater of (A) the Stated Value and all accrued dividends with respect to such share and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Corporation of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

“Optional Redemption Price” shall be sum of 106% of the Stated Value of the shares of Preferred Stock to be redeemed pursuant to the terms hereof and all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such, date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a shares of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a Common Share as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

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“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of December 18, 2000, to which the Corporation, NeoGene Technologies, Inc. and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated December 18, 2000, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (a) a day on which the Common Stock is traded on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock’s not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of York are authorized or required by law or other government action to close.

“Underlying Securities Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a “selling stockholder” thereunder.

“Underlying Shares” means, collectively, the shares of Common Stock into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms hereof.

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IN WITNESS WHEREOF, NeoTherapeutics, Inc. has caused this Certificate of Designations to be duly executed by its Chief Financial Officer this 26th day of June, 2001.

NEOTHERAPEUTICS, INC.

By:	/s/ Samuel Gulko
Samuel Gulko, Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 7% Series [    ] Preferred Stock with Conversion Features indicated below, into shares of Common Stock, par value $.001 per share (the “Common Stock”), of NeoTherapeutics, Inc. (the “Corporation”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

Number of shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature Name

Address

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/31/2001 010433982 – 2742853

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ADVANCED IMMUNOTHERAPEUTICS, INC.

(a California corporation)

INTO

NEOTHERAPEUTICS, INC.

(a Delaware corporation)

NeoTherapeutics, Inc., a corporation organized and existing under Laws of the State of Delaware, does hereby certify:

1. NeoTherapeutics, Inc. (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of stock of Advanced ImmunoTherapeutics, Inc., which is a business corporation of the State of California.

3. The laws of the jurisdiction of organization of NeoTherapeutics, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4. The laws of the jurisdiction of organization of Advanced ImmunoTherapeutics, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

5. The Corporation hereby merges Advanced ImmunoTherapeutics, Inc. into the Corporation.

6. The following is a copy of the resolutions adopted on August 17, 2001 by the Board of Directors of the Corporation to merge Advanced ImmunoTherapeutics, Inc. into the Corporation:

RESOLVED, that Advanced immunoTherapeutics, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Advanced ImmunoTherapeutics, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Advanced ImmunoTherapeutics, Inc. in its respective name.

RESOLVED FURTHER, that this Corporation assume all of the obligations and liabilities of Advanced ImmunoTherapeutics, Inc.

RESOLVED FURTHER, that the form, content, terms and conditions of the attached Agreement and Plan of Merger by and between this Corporation and Advanced ImmunoTherapeutics, Inc. (the “Merger Agreement”), is hereby approved and adopted.

RESOLVED FURTHER, that the officers of this Corporation be, and each of them acting alone hereby is, authorized to execute, deliver and carry out the terms of the Merger Agreement.

RESOLVED FURTHER, that the outstanding shares of Advanced ImmunoTherapeutics, Inc. shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, but each such share shall be canceled upon the effective time of the merger.

RESOLVED FURTHER, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction to effect the merger and will cause to be performed all necessary acts within the jurisdiction of organization of Advanced ImmunoTherapeutics, Inc. and of this Corporation and in any other appropriate jurisdiction to effect the merger.

7. Attached hereto as Exhibit A is a copy of the Agreement and Plan of Merger as executed by NeoTherapeutics, Inc. and Advanced ImmunoTherapeutics, Inc.

Executed on this 28th day of August, 2001.

NEOTHERAPEUTICS, INC.

By:	/s/ Samuel Gulko
Samuel Gulko
Senior Vice President Finance,
Chief Financial Officer,
Secretary and Treasurer

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EXHIBIT A

3

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of August 28, 2001 (the “Merger Agreement”), by and among NeoTherapeutics, a Delaware corporation (“NeoTherapeutics”) and Advanced ImmunoTherapeutics, Inc., a California corporation (the “Merging Subsidiary”).

WITNESSETH:

WHEREAS, NeoTherapeutics is a corporation duly organized and validly existing under and by virtue of the laws of the State of Delaware;

WHEREAS, the Merging Subsidiary is a corporation duly organized and validly existing under the laws of its state of incorporation;

WHEREAS, NeoTherapeutics is the holder of 100% of the authorized, issued and outstanding capital stock of the Merging Subsidiary (the “Merging Capital Stock”);

WHEREAS, the Board of Directors of NeoTherapeutics deems it advisable that the Merging Subsidiary merge with and into NeoTherapeutics, upon the terms and subject to the conditions set forth herein and in accordance with the laws of the States of California and Delaware (the “Merger”), and that the shares of Merging Capital Stock be cancelled upon consummation of the Merger as set forth herein;

WHEREAS, the parties hereto intend that the Merger qualify as tax-free reorganization for federal income tax purposes; and

WHEREAS, the Board of Directors of NeoTherapeutics has, by resolutions, duly approved and adopted the provisions of this Merger Agreement as the agreement of merger required by Section 252 of the General Corporation Law of the State of Delaware (the “Delaware Law”) and Section 1110 of the General Corporation Law of the State of California (the “California Law”), and in each case as the foregoing may be applicable to NeoTherapeutics, the Merging Subsidiary and the Merger.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Effect of the Merger; Manner and Basis of Converting and Canceling Shares.

1.1 At the Effective Time (as hereinafter defined), the Merging Subsidiary shall be merged with and into NeoTherapeutics, the separate corporate existence of the Merging Subsidiary (except as may be continued by operation of law) shall cease, and NeoTherapeutics shall continue as the surviving corporation, all with the effects provided by applicable law. NeoTherapeutics, in its capacity as the surviving corporation of the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 At the Effective Time, each share of Merging Capital Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the Merging Subsidiary, NeoTherapeutics or any other person, be cancelled and no cash or securities or other property shall be payable in respect thereof.

1.3 At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of both a public and private nature, and be subject to all the duties and liabilities, of the Merging Subsidiary; and all rights, privileges immunities and franchises of the Merging Subsidiary, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to the Merging Subsidiary shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and title to any real estate, or any interest therein, vested in any of the Merging Subsidiary shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of the Merging Subsidiary; and any claim existing or action or proceeding pending by or against the Merging Subsidiary may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be substituted in its place; all with the effect set forth in Section 253 of the Delaware Law. The authority of the officers of the Merging Subsidiary shall continue with respect to the due execution in the name of the Merging Subsidiary of tax returns, instruments of transfer or conveyance and other documents where the execution thereof is required or convenient to comply with any provision of the Delaware Law and California Law, any contract to which the Merging Subsidiary is or was a party or this Merger Agreement.

SECTION 2. Effective Time.

2.1 As soon as is reasonably practicable after the execution of this Agreement, NeoTherapeutics and the Merging Subsidiary shall cause a Certificate of Ownership and Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware, all as provided for in and in accordance with Section 253 of the Delaware Law.

2.2 As soon as is reasonably practicable after the execution of this Agreement, NeoTherapeutics and the Merging Subsidiary shall deliver for filing to the Secretary of State of the State of California the original of the Certificate of Ownership as provided for in and in accordance with Section 1110 of the California Law.

2.3 The Merger shall become effective at the time and date as provided by applicable law (the “Effective Time”).

SECTION 3. Certificate of Incorporation and Bylaws; Board of Directors.

3.1 The Certificate of Incorporation and Bylaws of NeoTherapeutics as in effect at the Effective Time shall govern the Surviving Corporation.

3.2 The members of the Board of Directors and the officers of NeoTherapeutics holding office immediately prior to the Effective Time shall be the members of the Board of Directors and the officers (holding the same positions as they held with NeoTherapeutics immediately prior to the Effective Time) of the Surviving Corporation and shall hold such offices until the expiration of their current terms, or until their earlier death, resignation or removal.

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SECTION 4. Amendment and Termination.

4.1 NeoTherapeutics may amend, modify or supplement this Merger Agreement with respect to the Merging Subsidiary.

4.2 This Merger Agreement may be terminated and the Merger may be abandoned for any reason with respect to the Merging Subsidiary by a resolution adopted by the Board of Directors of the Merging Subsidiary or NeoTherapeutics at any time prior to the Effective Time. In the event of the termination of this Merger Agreement with respect to any party as provided herein, this Merger Agreement shall forthwith become void with respect to such party and there shall be no liability hereunder on the part of such party or its respective officers and directors, except liability for intentional breach or misrepresentation or common law fraud.

SECTION 5. Service of Process.

5.1 The Surviving Corporation hereby agrees that it may be served with process in the State of California in any proceeding for the enforcement of any obligation of Advanced ImmunoTherapeutics, Inc., and hereby irrevocably appoints the Secretary of State of the State of California as its agent to accept service of process in any such proceeding.

A copy of any service of process received in connection with Section 7.1 above should be mailed to:

NeoTherapeutics, Inc.

157 Technology Drive

Irvine, California 92618

Attn: Chief Executive Officer

with copies to:

Latham & Watkins

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attn: Alan W. Pettis

SECTION 6. Miscellaneous.

6.1 This Merger Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

6.2 The internal law, not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Merger Agreement, except so far as the California Law applies to the Merger.

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6.3 This Merger Agreement is not intended to confer upon any person (other than the parties hereto and their respective successors and assigns) any rights or remedies hereunder or by reason hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunto duly authorized all as of the day and year first written above.

NeoTherapeutics, Inc.

By:	/s/ Alvin J. Glasky
Alvin J. Glasky Chief Executive Officer

By:	/s/ Samuel Gulko
Samuel Gulko Senior Vice President Finance, Chief Financial Officer, Secretary and Treasurer

Advanced ImmunoTherapeutics, Inc.

By:	/s/ Alvin J. Glasky
Alvin J. Glasky Chief Executive Officer

By:	/s/ Samuel Gulko
Samuel Gulko Senior Vice President Finance, Chief Financial Officer, Secretary and Treasurer

4

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:45 PM 09/05/2002 020556295 – 2742853

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEOTHERAPEUTICS, INC.,

NeoTherapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. Article 4 of the Corporation’s Certificate of Incorporation is hereby amended by adding the following three paragraphs at the end of said Article 4:

“Effective as of 11:59 p.m. Eastern Time on the date of the filing of the Certificate of Amendment that adds this paragraph to this Article 4 (the time of such filing, the “Effective Time”), all issued and outstanding shares of Common Stock (“Existing Common Stock”) shall be and hereby are automatically combined and reclassified as follows: each twenty-five (25) shares of Existing Common Stock shall be combined and reclassified as one (1) share of issued and outstanding Common Stock (“New Common Stock”), provided, that there shall be no fractional shares of New Common Stock. In the case of any holder of any number of shares of Existing Common Stock which, when divided by twenty-five (25), does not result in a whole number, the holder shall receive cash in lieu of any fractional share of New Common Stock at a price per share equal to the product of (a) the number of shares of Existing Common Stock held by such holder immediately prior to the Effective Time which have not been classified into a whole share of New Common Stock, multiplied by (b) the closing price of the Existing Common Stock as reported on the Nasdaq National Market on the date of the filing of the Certificate of Amendment.

The Corporation shall, through its transfer agent, provide certificates representing shares of New Common Stock to holders of Existing Common Stock in exchange for certificates representing shares of Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive shares of New Common Stock.

From and after the Effective Time, the term “New Common Stock” as used in this Article 4 shall mean Common Stock as provided in this Certificate of Incorporation. The par value of the Common Stock shall remain $0.001 per share.”

2. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on September 5, 2002.

NEOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief
Executive Officer and President

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/10/2002 020757696 – 2742853

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SPECTRUM PHARMACEUTICALS, INC.

(a Delaware corporation)

INTO

NEOTHERAPEUTICS, INC.

(a Delaware corporation)

NeoTherapeeutics, Inc., a corporation organized and existing under Laws of the State of Delaware, does hereby certify:

1. NeoTherapeutics, Inc. (hereinafter sometimes referred to as the “Corporation” is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of stock of Spectrum Pharmaceuticals, Inc., which is a business corporation of the State of Delaware.

3. The laws of the jurisdiction of organization of NeoTherapeurics, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of the same jurisdiction.

4. The laws of the jurisdiction of organization of Spectrum Pharmaceuticals, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of the same jurisdiction.

5. The Corporation hereby merges Spectrum Pharmaceuticals, Inc. into the Corporation.

6. The following is a copy of the November 15, 2002 resolutions adopted by the Board of Directors at a meeting of the Board of Directors of the Corporation to merge Spectrum Pharmaceuticals into the Corporation:

RESOLVED, that Spectrum Pharmaceuticals, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Spectrum Pharmaceuticals, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Spectrum Pharmaceuticals, Inc. in its respective name.

RESOLVED FURTHER, that this Corporation assume all of the obligations and liabilities of Spectrum Pharmaceuticals, Inc.

RESOLVED FURTHER, upon effectiveness of the merger of Spectrum Pharmaceuticals, Inc. into this corporation, the name of this corporation shall be changed to Spectrum Pharmaceuticals, Inc.

RESOLVED FURTHER, that the outstanding shares of Spectrum Pharmaceuticals, Inc. shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefore, but each such shares shall be cancelled upon the effective time of the merger.

RESOLVED FURTHER, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction to effect the merger and will cause to be performed all necessary acts within the jurisdiction of organization of Spectrum Pharmaceuticals, Inc. and of this Corporation and in any other appropriate jurisdiction to effect the merger.

Executed on this 3rd day of December, 2002.

NEOTHERAPEUTICS, INC.

By:	/s/ Rajesh C. Shrotriya
Rajesh C. Shrotriya, M.D.
Chairman, Chief Executive Officer
and President

Certificate of Designations, Rights and Preferences

of the

Series D 8% Cumulative Convertible Voting Preferred Stock

of

Spectrum Pharmaceuticals, Inc.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

The undersigned, being the Chief Executive Officer of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify, that the following resolution has been duly adopted by the board of directors of the Corporation:

Resolved, that pursuant to the authority expressly granted to and vested in the board of directors of the Corporation (the “Board”) pursuant to the General Corporation Law of the State of Delaware, as amended, and by the provisions of the Corporation’s Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), the Board hereby creates a series of preferred stock of the Corporation, par value $0.001 per share, each share having a stated value (the “Stated Value”) of $10,000.00, such series consisting of 444 shares (which shall not be subject to increase without the consent of the Holders (as defined below) of a majority of the outstanding Preferred Stock, which majority shall include each Holder who acquired in the aggregate more than 100 shares of Preferred Stock, no long as such Holder continues to hold more than 100 shares of Preferred Stock, which such majority is hereinafter referred to as a “Special Majority”), which shall be designated as the “Series D 8% Cumulative Convertible Voting Preferred Stock” (hereinafter, the “Convertible Preferred Stock” or the “Preferred Stock”), which series shall have the following powers, designations, preferences and relative participating, optional, voting or other rights, and the following qualifications, limitations or restrictions:

1. Dividends: The holders of the Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive, when, if and as declared by the Corporation’s Board of Directors, out of funds legally available therefore, cumulative dividends payable as set forth in this Section 1.

a. Dividends on the Convertible Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Convertible Preferred Stock (the “Date of Original Issue”), whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable in cash or shares of common stock, par value $0.001 per share, of the Corporation, or stock of any other class into which such shares may hereafter have been reclassified or changed (the “Common Stock”), in arrears, on March 31, June 30, September 30 and December 31 of each year (a “Dividend Payment Date”), commencing on June 30, 2003 (the “Initial Dividend Payment Date”) except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. The decision whether to pay dividends hereunder in Common Stock or cash shall be at the discretion of the Corporation; provided, however,

State of Delaware Secretary of State Division of Corporations Delivered 08:36 AM 05/07/2003 FILED 08:36 AM 05/07/2003 SRV 030294814 – 2742853 FILE

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that if the Corporation elects to pay a dividend in Common Stock and the receipt thereof by a Holder would be in excess of the Beneficial Ownership Cap (as defined in Section 5(g)), then such dividend shall cumulate for up to 10 years (the “Final Distribution Date”) and shall be paid, in whole or in part, on the first date when such payment would not be in excess of the Beneficial Ownership Cap, and the unpaid portion of any such dividend shall continue to cumulate and be paid thereafter on the next date when such payment would not be in excess of the Beneficial Ownership Cap. Any dividends not paid pursuant to the preceding sentence shall be paid on the Final Distribution Date. It shall be the responsibility of each Holder to determine such Holder’s compliance with the Beneficial Ownership Cap and to advise the Corporation of whether or not, and how much, if any, of the dividends payable in Common Stock may then be paid to such Holder, and the Corporation, when advised in writing to make such dividend payment, shall do so promptly. Subject to the foregoing, each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the Holders of record as they appear on the stock register of the Corporation on the Record Date (defined below). Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and, subject to the provisions with respect to the Beneficial Ownership Cap, paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to Holders of record as they appear on the Corporation’s stock register on the record date. The record date (the “Record Date”), shall be fixed in advance by the Board of Directors, or to the extent not fixed, shall be the business day immediately preceding the date such dividend is paid. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid. Dividends not paid on a Dividend Payment Date shall bear interest, whether or not such dividend has been declared, at the Dividend Rate (or such lesser rate equal to the highest rate permitted by applicable law) until paid.

b. The dividend rate (the “Dividend Rate”) on each share of Convertible Preferred Stock shall be 8% per share per annum compounded quarterly on the Stated Value of each such share for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate on such Stated Value. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the “Dividend Value”) shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof (calculated by counting the first day thereof but excluding the last day thereof ) on which such share was outstanding and the denominator of which shall be 360 and multiplying the result by the Stated Value. If a dividend is to be paid in kind in Common Stock, the Common Stock shall be valued at the Current Market Price (as hereinafter defined) as of the Record Date for such payment date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as and as declared by the Board of Directors.

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For purposes hereof, “Current Market Price” means, in respect of any share of Common Stock on any date herein specified:

(i) if there shall not then be a public market for the Common Stock, the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(ii) if there shall then be a public market for the Common Stock, the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (I) the last sale price on such day on the principal stock exchange (including NASDAQ) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (II) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange (including NASDAQ), (III) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (IV) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (V) if there is no such firm, as furnished by any member of the NASD selected mutually by the Holders of a Special Majority of the Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of NASD, one of which shall be selected by a Special Majority of the Holders and one of which shall be selected by the Corporation.

For purposes hereof, “Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the last day of the most recent fiscal month and prior to such date specified, based on the value of the Corporation, as determined by a nationally recognized investment banking firm selected by the Corporation’s Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to a Special Majority of the Holders.

c. Except as hereinafter provided, no dividends shall be declared or paid or set apart for the payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the Holders in proportion to the full accrued but unpaid dividends attributable to each such Holder’s Preferred Stock. No dividend on any other class or series of

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capital stock of the Corporation shall be paid unless, at the time of such payment, all accrued dividends on the Series D Preferred Stock have been paid, and the Corporation has on hand cash and other liquid assets sufficient to pay in full, in cash, the Liquidation Preference that would be payable to the holders of the Series D Preferred Stock under Section 3(a) below, as if such Liquidation Preference were then payable.

d. So long as any shares of the Convertible Preferred Stock are outstanding, the Corporation may not, without the prior consent of the Holders of a Special Majority of the outstanding Preferred Stock, purchase or otherwise acquire for any consideration (except through a redemption of all the outstanding shares of the Convertible Preferred Stock) any shares of the Common Stock or any other outstanding shares of the capital stock of the Corporation.

2. Voting Rights. Except as otherwise provided herein or by law, the Holders shall have full voting rights and powers, subject to the Beneficial Ownership Cap (as defined in Section 5(g)), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any equation upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each Holder shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote at the then current Conversion Value (as hereinafter defined), subject to the Beneficial Ownership Cap, or, if no record date is established, at the day prior to the date such vote is taken or any written consent of shareholders is first executed. Fractional votes shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward), subject to the Beneficial Ownership Cap.

3. Rights on Liquidation.

a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the Holders shall be entitled to receive payment out of such assets of the Corporation in an amount equal to the greater of (i) the Liquidation Preference for the Convertible Preferred Stock, or (ii) the cash or other property distributable upon such Liquidation with respect to the shares of Common Stock into which such shares of Series D Preferred Stock, including any accrued dividends thereon, could have been converted immediately prior to such payment. The “Liquidation Preference for the Convertible Preferred Stock shall be an amount equal to 120% of the Stated Value per share of Convertible Preferred Stock plus any accumulated and unpaid dividends thereon (whether or not earned or declared). If the assets of the Corporation available for distribution to the Holders shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the Holders based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock held by each such Holder.

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b. If the assets of the Corporation available for distribution to shareholders exceed the aggregate amount of payable pursuant to paragraph 3(a) above with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder.

4. Actions Requiring the Consent of Holders. As long as more than 20% of the shares of Convertible Preferred Stock issued on the Date of Original Issue are outstanding, the consent of the Holders of a Special Majority of the outstanding Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for the purpose, shall be necessary for effecting or validating any of the following transactions or acts:

(a) Any amendment, alteration or repeal of any provision of the Charter or Bylaws which adversely affects the terms of the Preferred Stock or the relative rights, preferences and privileges of the Holders of the Preferred Stock as such holders;

(b) Any amendments or changes to the Rights Plan or the adoption of any other similar plans or arrangements, provided that nothing herein shall be deemed to restrict the right of the Corporation to redeem all, but not less than all, of the outstanding Rights (as defined in the Rights Plan ) or otherwise terminate the Rights Plan (as defined in Section 5(h) hereof);

(c) The offer, sale, designation or issuance by the Corporation or any of its subsidiaries of any equity or debt security senior to or pari passu with the Preferred Stock in any respect;

(d) The sale or issuance of any shares of Common Stock, any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire shares of Common Stock, or any warrant, option, subscription or purchaser right with respect to any such convertible, exchangeable or other security at a price below the Conversion Value (as hereinafter defined), other than (A) options, warrants, and other rights outstanding on the date hereof to acquire, directly or indirectly, Common Stock and Common stock acquirable thereunder, and (B) options granted hereafter to any employee, officer, Director or consultant pursuant to any plan approved by stockholders for the benefit of employees, officers, Directors and consultants (“Incentive Options”), and the Common stock acquirable thereunder, and (C) awards presently outstanding or hereafter awarded under the Seller’s employee stock purchase plan effective as of January 26, 2001 ( the “ESPP”), provided that the aggregate number of shares of Common Stock acquirable under such Incentive Options and awards under the ESPP, and the options which may hereafter be issued as disclosed in Schedule 3.21, is not greater than 1,300,000;

(e) The entering into by the Corporation or any Subsidiary of any bank or other non-trade indebtedness for borrowed money;

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(f) The granting or making by the Corporation or any of its Subsidiaries of any mortgage or pledge, or the assumption or suffering to exist on, or the imposition on, any of its material properties or assets any Lien;

(g) The liquidation, dissolution or winding-up of the Corporation or any of its Subsidiaries or any merger or consolidation of the Corporation or any of its Subsidiaries with or into another entity or the sale, conveyance or other disposition of all, or substantially all, the assets, property or business of the Corporation or any of its Subsidiaries;

(h) The reorganization, recapitalization, sale, conveyance, or other disposition of or encumbrance of all or substantially all of the property or business of the Corporation or any of its Subsidiaries or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which, in any case, more than 20% of the voting power of the corporation is disposed of;

(i) The redemption, purchase, repurchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation, or any of its Subsidiaries or any option, warrant or other right to purchase or acquire any such shares;

(j) The declaration or payment of any dividend or other distribution (whether cash, stock, or property) with respect to the capital stock of the Corporation, other than the Preferred Stock; and

(k) The taking of any action by the Corporation with the primary intent of causing the Common Stock to be delisted from any securities exchange or quotation system upon which the Common Stock is then listed.

The restrictions contained in this Section 4 shall cease to apply if for no less than 20 trading days during any period of 30 consecutive trading days following the Date of Original Issue (i) the Fair Market Value (as defined in that certain purchase agreement between the Corporation and the original purchase of the Convertible Preferred Stock by which such purchases agreed to acquire the Convertible Preferred Stock on the Original Issue Date (the “Purchase Agreement”)) of the Common Stock exceeds five dollars ($5) per share, (ii) all of the Conversion Shares, Warrants Shares and Dividend Shares (as defined in the Purchase Agreement) have been duly registered for sale under an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and such registration statement is effective throughout the aforesaid 30-day period, and (iii) the actual daily trading volume of the Common Stock is greater than 100,000 shares per day on each day on which the Fair Market Value is greater than five dollars ($5).

5. Conversion.

a. Right to Convert. Subject to the limitation set forth in Section 5(g) hereof, each Holder shall have the right at any time, at such Holder’s option, to convert all any whole number of such Holder’s shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Stated Value

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of the shares of Convertible Preferred Stock to be converted plus any accrued but unpaid dividends thereon by (ii) the Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

b. Mechanics of Conversion. Such right of conversion shall be exercised by any Holder by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of whole shares of Convertible Preferred Stock that the Holder elects to convert (the “Converting Shares”) into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Conversion Notice is delivered to the Corporation), and by surrender of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly, but in no event more than two business days, after the receipt of the Conversion Notice and surrender of the Converting Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares together with cash in lieu of any fractional interest in a share of Common Stock together with a new certificate covering the number of shares of Preferred Stock representing the uncovered portions of the shares represented by the Preferred Stock certificate surrendered. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice in accordance with the terms hereof (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

c. Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding.

d. Conversion Value. The initial conversion value for the Convertible Preferred Stock shall be $2.35 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

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e. Stock Dividends, Subdivisions and Combinations. If at any time while the Preferred Stock is outstanding, the Corporation shall:

i. take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

ii. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

iii. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

f. Certain Other Distributions. If, at any time while the Series D Preferred Stock is outstanding, the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

i. cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation),

ii. any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock), or

iii. any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock) (in each case set forth in subparagraphs (i), (ii) and (iii) hereof, the “Distributed Property”),

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then upon any conversion of Series D Preferred Stock that occurs after such record date, the holder of Series D Preferred Stock shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that such holder would have been entitled to receive if the Series D Preferred Stock had been converted into Common Stock as of such record date. If the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined is good faith by the Board of Directors and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Series D Preferred Stock, and if the holders of 25% of the outstanding Series D Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Series D Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by holders of not less than 75% of the Series D Preferred Stock, and the opinion of such investment banking firm shall be binding upon the Corporation and the holders of all the Series D Preferred Stock. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(f); and if the outstanding shares of Common Stock shall be changed into a larger or smaller number of share of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(e).

g. Blocking Provision. Notwithstanding any contrary or inconsistent provision hereof, the number of shares of Convertible Preferred Stock that may be acquired by any Holder upon any conversion of Convertible Preferred Stock or that shall be entitled to voting rights under Section 2 hereof shall be limited to the extent necessary to insure that, following such conversion, the number of shares of Common Stock then beneficially owned by such Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the “Beneficial Ownership Cap”). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by any person other than such Holder with respect to the outstanding Common Stock of the Corporation (including securities or property convertible into or exchangeable for Common Stock, with or without the payment of consideration), that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph, and the Corporation shall have no obligations to such Holder to verify compliance with the Beneficial Ownership Cap. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first

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sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed here from and of no force or affect with respect to the conversion contemplated by a particular Conversion Notice.

h. Rights Distributed Under Rights Agreement. Capitalized terms used in this Section 5(h) and which are not otherwise defined herein, shall have the meanings ascribed to them in the Rights Agreement (the “Rights Agreement”) dated as of December 13, 2000 between the Corporation and U.S. Stock Transfer Corporation. While the Rights Agreement or any other poison pill, rights plan or similar arrangement (each, a “Rights Plan”) shall be in effect:

i. Holders who convert Preferred Stock before the Distribution Date or before any Rights Certificates or similar right (each a “Right”) shall be evidenced by a separate rights certificate or shall otherwise be transferable otherwise than in connection with the transfer of the underlying shares of Common Stock (the date of the occurrence of any of the foregoing being referred to herein as a “Rights Distribution Date”), will receive, in addition to shares of Common Stock issued on conversion, one Right for each such shares of Common Stock.

ii. Upon the occurrence of a Rights Distribution Date, each Holder shall receive, without any further action by the Corporation, such number of Rights equal to the number of Rights such Holder would have held if, immediately prior to the Rights Distribution Date, all of the shares of Convertible Preferred Stock has been converted into shares of Common Stock at the then current Conversion Value. The Corporation shall issue to each Holder certificates evidencing such Rights, no later than five business days following such Rights Distribution Date. In the event the applicable Rights Plan does not permit such Rights to be granted to each Holder, the Corporation shall promptly (i) amend the applicable Rights Plan to permit the Corporation to take the actions set forth in this Section 5(h), or (ii) issue to each Holder an option, right or similar arrangement giving each Holder the same, rights and benefits as they would have held upon the receipt of the applicable number of Rights.

6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

a. When adjustment to be Made. The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the

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Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

b. Fractional Adjustments. In computing adjustments under Section 5, fractional adjustments to the Conversion Value shall be taken into account to the nearest 1/100th of a cent.

c. Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Preferred Stock converts the Preferred Stock, such holder of Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment and such shares or other property shall be held in escrow for the holder of the Preferred Stock by the Corporation to be issued to holder of the Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7. Merger, Consolidation or Disposition of Assets. If, while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as defined in Rule 13-d of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation; or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation’s property, assets or business to another corporation where the holders of the Corporation’s voting securities prior to such transaction fail to continue to hold at least a majority of the voting power of the surviving or acquiring corporation (a “Change of Control”), and, pursuant to the terms of such Change of Control, shares of common stock of the surviving or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then the certificates evidencing the Convertible Preferred Stock shall, as of and after the Change of Control, evidence only the right to receive, at each Holder’s election, which must be delivered by each Holder to the Corporation within 20 days after receiving notice from the Corporation of the right to make such election, either:

i. the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event, or

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ii. at the effective time of such Change of Control, such Holder’s Liquidation Preference.

If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(ii). If notice of a Change of Control is given but the Change of Control transaction is not, for any reason, consummated, the elections of the Holders given in connection with such notice shall be of no force or effect, ab initlo.

8. Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

9. Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

10. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any.

11. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute each adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such holder a like certificates setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder.

12. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the

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purpose of such dividend, distribution or rights, and the amount and character of such divided, distribution or right.

13. Redemption.

a. Redemption at the Holders’ Elections. If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any Holder who gives a Demand for Redemption (as defined below). The Corporation shall, promptly thereafter, redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption, to the extent permitted under Section 160 of the Delaware General Corporation Law. The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the sum of such Holder’s Liquidation Preference (the “Redemption Price”). A “Redemption Triggering Event” is any one of the following:

i. The Corporation’s failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the Corporation’s breach of any other term or provision of the terms of the Convertible Preferred Stock, other than Section 4(d) hereof; provided, however, that with respect to the Corporation’s obligation to deliver certificates evidencing the Common Stock acquired upon conversion of the Convertible Preferred Stock, the Corporation shall have a grace period of 3 business days in addition to the two trading days within which the Corporation is required to issue such certificates in Section 5(b) (Mechanics of Conversion) hereof, it being understood that the aforesaid grace period is applicable only with respect to the right of the Holder to make a Demand for Redemption, and such grace period is not applicable with respect to any other liability of the Corporation arising out of the Corporation’s failure or refusal to deliver certificates evidencing such Common Stock within the period of two business days required by Section 5(b) hereof.

ii. Any breach of any warranty, covenant (other than Section 5.8(d) of the Purchase Agreement), or representation of the Corporation or any of its subsidiaries in the Purchase Agreement or the Registration Rights Agreement (as such term are defined in the Purchase Agreement) that is reasonably likely to have a material adverse effect on the Corporation or the Preferred Stock and which breach, if reasonably capable of being cured, has not been cured within ten (10) days after the Corporation has notice of such breach (the “Breach Cure Period”); provided, however, that for purposes of this Section 13(a)(ii), the Corporation’s breach of, among other provision of paragraph (c) of Section 4 of this Certificate of Designation or paragraph (c) of Section 5.8 of the Purchase Agreement shall be deemed to constitute a breach “that is reasonably likely to have a material adverse effect on the Corporation or the Preferred Stock”; provided, further, that the preceding clause shall not be construed to imply that any breach of any other paragraph of Section 4 of the Certificate of Designation or any other paragraph of Section 5.8 of the Purchase Agreement does not constitute a breach “that is reasonably likely to have a material adverse effect on the Corporation or the Preferred Stock.”

The Corporation shall promptly notify each Holder of the occurrence of a Redemption Triggering Event.

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b. Demand for Redemption. A Holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Redemption”) to the Corporation specifying the following:

i. The approximate date and nature of the Redemption Triggering Event;

ii. The number of shares of Convertible Preferred Stock to be redeemed; and

iii. The address to which the payment of the Redemption Price shall be delivered, or, at the election of the Holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

A Holder may deliver the certificate evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price Shall be made not later than two (2) business days following the Redemption Date. The Redemption Date shall be the date on which each of the following conditions has been satisfied: (i) a Holder has delivered a Demand for Redemption and the certificate evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) the Breach Cure Period has expired.

c. Early Redemption at the Corporation’s Election.

i. If, at any time after the third anniversary of the issuance of the first share of Preferred Stock, (A) the Common Stock is traded on my national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, and (B) the closing price per share of the Common Stock exceeds $10.00 per share for at least 20 consecutive trading days (the “Trading Period”), and (C) in such Trading Period the average daily trading volume is greater than 200,000 shares per day, then the Corporation may, not later than 5 business days after the end of any such Trading Period (the “Call Notice Period”), call for the redemption of all (but not less than all) the Preferred Stock. If the Corporation does not timely call for such redemption, the Corporation may thereafter call for redemption as herein provided only if the conditions set forth in clauses (A), (B), and (C) of the preceding sentence are again fulfilled, and the Corporation calls for redemption within the new Call Notices Period.

ii. If the corporation elects to redeem the Preferred Stock, the Corporation shall give written notice thereof (the “Call for Redemption”), signed by the Chief Executive Officer or Chief Financial Officer, to the Holders of the Preferred Stock not later than the end of the Call Notice Period. The Call for Redemption shall (A) specify the beginning and end of the Trading Period and shall (B) set forth the Corporation’s undertaking to pay the Stated Value on each outstanding share of Preferred Stock plus any accrued but unpaid dividends thereon, and (C) certify that the Corporation has the funds on hand to make such payments, and that the Corporation is not under any lawful order of any court or other governmental authority restricting or prohibiting such payment and not bound by any

14

agreement, undertaking or other obligation which would prohibit or restrict the authority of the Corporation to make such payment, and (D) set forth the name and address of the Corporation or, if applicable, any transfer or paying agent, to which the Holders shall deliver their certificates evidencing the Preferred Stock to obtain payment therefore.

iii. Simultaneously with the Corporation’s issuance of any Call for Redemption, the Corporation shall set, aside, in a segregated account, sufficient funds to pay all amounts owed to the Holders of the Preferred Stock on account of such redemption.

iv. The issuance of a Call for Redemption shall not impair or diminish in any way the right of the Holders of the Preferred Stock to convert the Preferred Stock into Common Stock; provided, however, that sixty days after the Call for Redemption, the Preferred Stock not otherwise converted or redeemed shall be deemed redeemed, and the certificates therefore shall evidence only the right of the Holder to receive the payments payable by the Corporation upon redemption.

v. Payment of the Stated Value, plus all accrued, accumulated and unpaid dividends, shall be made to each Holder not later than two (2) business days following the Corporation’s receipt of such Holder’s certificates evidencing the Preferred Stock, or the usual and customary proof of loss of such certificates, if applicable.

d. Status of Redeemed or Purchased Shares. Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

e. Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of the Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available, if any, will be used to redeem the maximum possible number of such shares ratably among the Holders of such shares to be redeemed based upon the total Redemption Price applicable to each such Holder’s shares of Preferred Stock which are subject to redemption on such Redemption Date. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 4:00 p.m. (New York City time) on any business day, or (c) the

15

business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 157 Technology Drive, Irvine, California 92618, facsimile: 949.788.6706, Attention: Chief Executive Officer or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation’s shareholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.

In Witness Whereof, the undersigned has executed this Certificate of Designation on behalf of the Corporation this 6th day of May, 2003.

/s/ Rajesh G. Shrotriya
Name:	Rajesh G. Shrotriya, M.D.
Title:	Chairman, Chief Executive Officer and President

16

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series D 8% Cumulative Convertible Voting Preferred Stock (the “Preferred Stock”) indicated below into shares of common stock, par value $.001 per share (the “Common Stock”), of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), according to the Certificate of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

Date to Effect Conversion

Number of shares of Preferred Stock owned prior to Conversion

Number of shares of Preferred Stock to be Converted

Stated Value of Preferred Stock to be Converted

Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)

Applicable Conversion Value

Number of shares of Preferred Stock owned subsequent to Conversion

i of iii

Conversion Information:	[NAME OF HOLDER]

By:
Name:
Title:

Address of Holder:

Issue Common Stock to (if different than above):

Name:

Address:

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by any person other than such holder with respect to the outstanding Common Stock of the Company (including securities or property convertible into or exchangeable for Common Stock, with or without the payment of consideration), as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Beneficial Ownership Cap” contained in Section 5(g) of the Certificate of Designations of the Preferred Stock.

Name of Holder

By:
Name:
Title:

ii

State of Delaware Secretary of State Division of Corporations Delivered 02:43 PM 05/13/2003 FILED 02.43 PM 05/13/2003 SRV 030309508 – 2742853 FILE

CERTIFICATE OF INCREASE

OF

SPECTRUM PHARMACEUTICALS INC.

Pursuant to Section 151(g) of the General

Corporation Law of the State of Delaware

Spectrum Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. That pursuant to the authority conferred upon the Board of Directors of the Corporation by the certificate of incorporation of the Corporation, as amended, the Board unanimously adopted the following recitals and resolutions on May 9, 2003 authorizing the issuance of the Series D 8% Cumulative Convertible Voting Preferred Stock of the Corporation, which recitals and resolutions are still in full force and effect and are not in conflict with any provisions of the certificate of incorporation or bylaws of the Corporation.

WHEREAS, the resolutions adopted by the Board on April 16, 2003 and the Certificate of Designation, Preferences and Rights of Series D 8% Cumulative Convertible Voting Preferred Stock, filed with the Delaware Secretary of State on May 7, 2003 (the “Series D Certificate of Designation”) stated the number of authorized shares of Series D 8% Cumulative Convertible Voting Preferred Stock (the “Series D Preferred Stock”) as 444;

WHEREAS, the Board has determined that it is in the best interest of the Corporation to increase the number of authorized shares of Series D Preferred Stock to 600;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, the Board does hereby increase the number of authorized shares of Series D Preferred Stock to 600, and does hereby amend and restate the first paragraph of the Series D Certificate of Designation in its entirety to read as follows:

“Resolved, that pursuant to the authority expressly granted to and vested in the board of directors of the Corporation (the “Board”) pursuant to the General Corporation Law of the State of Delaware, as amended, and by the provisions of the Corporation’s Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), the Board hereby creates a series of preferred stock of the Corporation, par value $0.001 per share, each share having a stated value (the “Stated Value”) of $10,000.00, such series consisting of 600 shares (which shall not be subject to increase without the consent of the Holders (as defined below) of a majority of the outstanding Preferred Stock, which majority shall include each Holder who acquired in the aggregate more than 100 shares of Preferred Stock so long as such Holder continues to hold more than 100 shares of Preferred Stock, which such majority is hereinafter referred to as a “Special Majority”), which shall be designated as the “Series D 8% Cumulative Convertible Voting Preferred Stock” (hereinafter, the “Convertible Preferred Stock” or the “Preferred Stock”), which series shall have the following powers, designations, preferences and relative participating, optional, voting or other rights, and the following qualifications, limitations or restrictions.”

2. That the holders of the shares of the Series D Preferred Stock duly approved of the increase in the number of authorized shares of Series D Preferred Stock to 600 by written consent on May 12, 2003, in accordance with the Series D Certificate of Designation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Increase to be executed by Rajesh C. Shrotriya, M.D., its Chairman, Chief Executive Officer and President, this 13th day of May, 2003

SPECTRUM PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ Rajesh C. Shrotriya
Rajesh C. Shrotriya, M.D.
Chairman, Chief Executive Officer and President

State of Delaware Secretary of State Division of Corporations Delivered 11:17 AM 09/26/2003 FILED 11:17 AM 09/26/2003 SRV 030620403 – 2742853 FILE

Certificate of Designations, Rights and Preferences

of the

Series E Convertible Voting Preferred Stock

of

Spectrum Pharmaceuticals, Inc.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

The undersigned, being the Chief Executive Officer of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify, that the following resolution has been duly adopted by the board of directors of the Corporation:

Resolved, that pursuant to the authority expressly granted to and vested in the board of directors of the Corporation (the “Board”) pursuant to the General Corporation Law of the State of Delaware, as amended, and by the provisions of the Corporation’s Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), the Board hereby creates a series of preferred stock of the Corporation, par value $0,001 per share, each share having a stated value (the “Stated Value”) of $10,000.00, such series consisting of 2,000 shares (which shall not be subject to increase without the consent of the Holders (as defined below) of a majority of the outstanding Series E Preferred Stock), which shall be designated as the “Series E Convertible Voting Preferred Stock” (the “Series E Preferred Stock”), which series shall have the following powers, designations, preferences and relative participating, optional, voting or other rights, and the following qualifications, limitations or restrictions:

1. Dividends. The holders of the Series E Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends, when, if and as declared by the Board, out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the Board.

2. Voting Rights. Except as otherwise provided herein or by law, the Holders shall have full voting rights and powers, subject to the Beneficial Ownership Cap (as defined in Section 5(g)), equal to the voting rights and powers of holders of common stock, par value $.001 of the Corporation (the “Common Stock”) and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each Holder shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series E Preferred Stock could be converted on the record date for the taking of a vote at the then current Conversion Value (as hereinafter defined), subject to the Beneficial Ownership Cap, or, if no record date is established, at the day prior to the date such vote is taken or any written consent of shareholders is first executed. Fractional votes shall not be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series E Preferred Stock held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward), subject to the Beneficial Ownership Cap.

3. Rights on Liquidation.

(a) The Series E Preferred Stock shall rank, as to liquidation preference provided below, pari passu with the Corporation’s Series D 8% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”).

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the Holders shall be entitled to receive payment out of such assets of the Corporation in an amount equal to the greater of (i) the Liquidation Preference for the Series E Preferred Stock, or (ii) the cash or other property distributable upon such Liquidation with respect to the shares of Common Stock into which such shares of Series E Preferred Stock, including any accrued dividends thereon, could have been converted immediately prior to such payment. The “Liquidation Preference” for the Series E Preferred Stock shall be an amount equal to 120% of the Stated Value per share of Series E Preferred Stock plus any declared and unpaid dividends thereon. If the assets of the Corporation available for distribution to the Holders shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of the Series D Preferred Stock and the Holders of the Series E Preferred Stock based on the aggregate liquidation preferences of the shares of Series D Preferred Stock and the aggregate Liquidation Preferences of the shares of Series E Preferred Stock held by each such Holder.

(c) If the assets of the Corporation available for distribution to shareholders exceed the aggregate amount of payable pursuant to paragraph 3(b) above with respect to all shares of Series E Preferred Stock then outstanding, then, after the payment required by paragraph 3(b) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder.

4. Actions Requiring the Consent of Holders. (a) Subject to the rights of the holders of the Series D Preferred Stock, as long as more than 20% of the shares of Series E Preferred Stock issued on the date of original issuance of the shares of Series E Preferred Stock (the “Date of Original Issue”) are outstanding, none of the following actions will take place without the prior written consent of the holders of a majority of the outstanding Series E Preferred Stock, which consent may be withheld for any or no reason:

(i)	Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Corporation’s Bylaws which adversely affects the terms of the Series E Preferred Stock or the relative rights, preferences and privileges of the Holders of the Series E Preferred Stock as such holders;

(ii)	Any amendments or changes to the Rights Plan or the adoption of any other similar plans or arrangements, provided that nothing herein shall be deemed to restrict the right of the Corporation to redeem all, but not less than all, of the outstanding Rights (as defined in the Rights Plan (as defined in Section 5(b) hereof)) or otherwise terminate the Rights Plan;

(iii)	The offer, sale, designation or issuance by the Corporation or any of its Subsidiaries of any equity or debt security senior to or pari passu with the Series E Preferred Stock in any respect;

(iv)	The sale or issuance of any shares of Common Stock, any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire shares of Common Stock, or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security at a price below the Conversion Value (as hereinafter defined), other than (A) options, warrants, and other rights outstanding on the date hereof to acquire, directly or indirectly, Common Stock, and the Common Stock acquirable thereunder (including, without limitation, shares of Common Stock acquirable upon conversion of, or issuable as dividends on, the Series D Preferred Stock), and (B) options granted hereafter to any employee, officer, Director or consultant pursuant to any plan approved by stockholders for the benefit of employees, officers, Directors and consultants (“Incentive Options”), and the Common Stock acquirable thereunder, and (C) awards presently outstanding or hereafter awarded under the Seller’s employee stock purchase plan effective as of January 26, 2001 (the “ESPP”);

(v)	The entering into by the Corporation or any subsidiary of any bank or other non-trade indebtedness for borrowed money;

(vi)	The granting or making by the Corporation or any of its Subsidiaries of any mortgage or pledge, or the assumption or suffering to exist on, or the imposition on, any of its material properties or assets any Lien;

(vii)	The liquidation, dissolution or winding-up of the Corporation or any of its subsidiaries or any merger or consolidation of the Corporation or any of its subsidiaries with or into another entity or the sale, conveyance or other disposition of all, or substantially all, the assets, property or business of the Corporation or any of its subsidiaries;

(viii)	The reorganization, recapitalization, sale, conveyance, or other disposition of or encumbrance of all or substantially all of the property or business of the Corporation or any of its Subsidiaries or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which, in any case, more than 20% of the voting power of the corporation is disposed of, calculated on a post-transaction basis;

(ix)	The redemption, purchase, repurchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its Subsidiaries or any option, warrant or other right to purchase or acquire any such shares;

(x)	The declaration or payment of any dividend or other distribution (whether cash, stock or property) with respect to the capital stock of the Corporation, other than the Series E Preferred Stock and the Series D Preferred Stock; and

(xi)	The taking of any action by the Corporation with the primary intent of causing the Common Stock to be delisted from any securities exchange or quotation system upon which the Common Stock is then listed.

(b) The restrictions contained in this Section 4 (except for the restriction in Section 4(c)) shall cease to apply if for no less than 10 trading days during any period of 30 consecutive trading days following the Date of Original Issue (i) the Fair Market Value (as defined in that certain purchase agreement between the Corporation and the original purchasers of the Series E Preferred Stock by which such purchasers agreed to acquire the Series E Preferred Stock on the Original Issue Date (the “Purchase Agreement”)) of the Common Stock exceeds five dollars ($5) per share and (ii) all of the Conversion Shares and Warrants Shares have been duly registered for sale under an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and such registration statement is effective throughout the aforesaid 30-day period.

(c) So long as any shares of the Series E Preferred Stock are outstanding, the Corporation may not, without the prior consent of the Holders of a majority of the outstanding Series E Preferred Stock, purchase or otherwise acquire for any consideration (except through a redemption of all the outstanding shares of the Series D Preferred Stock or Series E Preferred

Stock) any shares of the Common Stock or any other outstanding shares of the capital stock of the Corporation.

5. Conversion.

(a) Right to Convert. Subject to the limitation set forth in Section 5(g) hereof, each Holder shall have the right at any time, at such Holder’s option, to convert all or any whole number of such Holder’s shares of Series E Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Stated Value of the shares of Series E Preferred Stock to be converted plus any declared but unpaid dividends thereon by (ii) the Conversion Value (as hereinafter defined) then in effect for such Series E Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series E Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price (as defined below) per share of the Common Stock.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified:

(i) if there shall not then be a public market for the Common Stock, the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(ii) if there shall then be a public market for the Common Stock, the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (I) the last sale price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (II) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange (including Nasdaq), (III) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (IV) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (V) if there is no such firm, as furnished by any member of the NASD selected mutually by the Holders of a majority of the Series E Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by a majority in interest of the Holders and one of which shall be selected by the Corporation.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation, as determined by a nationally recognized investment banking firm selected by the Corporation’s Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to a majority in interest of the Holders.

(b) Mechanics of Conversion. Such right of conversion shall be exercised by any Holder by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of whole shares of Series E Preferred Stock that the Holder elects to convert (the “Converting Shares”) into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Conversion Notice is delivered to the Corporation), and by surrender of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly, but in no event more than two business days, after the receipt of the Conversion Notice and surrender of the Converting Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares together with cash in lieu of any fractional interest in a share of Common Stock together with a new certificate covering the number of shares of Series E Preferred Stock representing the unconverted portion of the shares represented by the Series E Preferred Stock certificate surrendered. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice in accordance with the terms hereof (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

(c) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series E Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred Stock at the time outstanding.

(d) Conversion Value. The initial conversion value for the Series E Preferred Stock shall be $5.00 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as the “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Series E Preferred Stock.

(e) Stock Dividends, Subdivisions and Combinations. If at any time while the Series E Preferred Stock is outstanding, the Corporation shall:

(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph (e) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(f) Certain Other Distributions. If, at any time while the Series E Preferred Stock is outstanding, the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation),

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of Common Stock) (in each case set forth in subparagraphs (i), (ii) and (iii) hereof, the “Distributed Property”),

then upon any conversion of Series E Preferred Stock that occurs after such record date, the holder of Series E Preferred Stock shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive if the Series E Preferred Stock had been converted into Common Stock as of such record date. If the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Series E Preferred Stock, and if the holders of 25% of the outstanding Series E Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Series E Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by holders of not less than 75% of the Series E Preferred Stock, and the opinion of such investment banking firm shall be binding upon the Corporation and the holders of all the Series E Preferred Stock. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(f); and if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(e).

(g) Blocking Provision. Notwithstanding any contrary or inconsistent provision hereof, the number of shares of Common Stock that may be acquired by any Holder upon any conversion of Series E Preferred Stock or that shall be entitled to voting rights under Section 2 hereof shall be limited to the extent necessary to insure that, following such conversion, the number of shares of Common Stock then beneficially owned by such Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section I3(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the “Beneficial Ownership Cap”). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by any person other than such Holder with respect to the outstanding

Common Stock of the Corporation (including securities or property convertible into or exchangeable for Common Stock, with or without the payment of consideration), that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph, and the Corporation shall have no obligations to such Holder to verify compliance with the Beneficial Ownership Cap. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice. Notwithstanding the foregoing provisions of Section 5(g), any Holder of Series E Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation, to choose not to be governed by the Beneficial Ownership Cap provided herein.

(h) Rights Distributed Under Rights Agreement. Capitalized terms used in this Section 5(h) and which are not otherwise defined herein, shall have the meanings ascribed to them in the Rights Agreement (the “Rights Agreement”) dated as of December 13, 2000 between the Corporation and U.S. Stock Transfer Corporation. While the Rights Agreement or any other poison pill, rights plan or similar arrangement (each, a “Rights Plan”) shall be in effect:

(i) Holders who convert Series E Preferred Stock before the Distribution Date or before any Rights Certificates or similar right (each a “Right”) shall be evidenced by a separate rights certificate or shall otherwise be transferable otherwise than in connection with the transfer of the underlying shares of Common Stock (the date of the occurrence of any of the foregoing being referred to herein as a “Rights Distribution Date”), will receive, in addition to shares of Common Stock issued on conversion, one Right for each such shares of Common Stock.

(ii) Upon the occurrence of a Rights Distribution Date, each Holder shall receive, without any further action by the Corporation, such number of Rights equal to the number of Rights such Holder would have held if, immediately prior to the Rights Distribution Date, all of the shares of Series E Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value. The Corporation shall issue to each Holder certificates evidencing such Rights, no later than five business days following such Rights Distribution Date. In the event the applicable Rights Plan does not permit such Rights to be granted to each Holder, the Corporation shall promptly (i) amend the applicable Rights Plan to permit the Corporation to take the actions set forth in this Section 5(h), or (ii) issue to each Holder an option, right or similar arrangement giving each Holder the same rights and benefits as they would have held upon the receipt of the applicable number of Rights.

6. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Series E Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

(a) When Adjustments to Be Made. The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Series E Preferred Stock is convertible immediately prior to the making of such adjustment Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Adjustments. In computing adjustments under Section 5, fractional adjustments to the Conversion Value shall be taken into account to the nearest 1/100th of a cent.

(c) Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Series E Preferred Stock converts the Series E Preferred Stock, such holder of Series E Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment and such shares or other property shall be held in escrow for the holder of the Series E Preferred Stock by the Corporation to be issued to holder of the Series E Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7. Merger, Consolidation or Disposition of Assets. If, while the Series E Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as defined in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation; or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation’s property, assets or business to another person or entity where the holders of the Corporation’s voting securities prior to such transaction fail to continue to hold at least a majority of the voting power of the surviving or acquiring entity (a “Change of Control”), and, pursuant to the terms of such Change of Control, shares of common stock of the surviving or acquiring entity (or other interests, as applicable), or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring entity (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then the certificates evidencing the Series E Preferred Stock shall, as of and after the Change of Control, evidence only the right to receive, at each Holder’s election, which must be delivered by each Holder to the Corporation within 20 days after receiving notice from the Corporation of the right to make such election, either:

(i) the number of shares of common stock of the successor or acquiring person (or other interests, as applicable) or of the Corporation, if it is the surviving person, and Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Series E Preferred Stock is convertible immediately prior to such event, or

(ii) at the effective time of such Change of Control, such Holder’s Liquidation Preference.

If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(i). If notice of a Change of Control is given but the Change of Control transaction is not, for any reason, consummated, the elections of the Holders given in connection with such notice shall be of no force or effect, ab initio.

8. Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Series E Preferred Stock, the number of shares of Common Stock or other stock into which the Series E Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

9. Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

10. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Series E Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any.

11. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Series E Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Series E Preferred Stock, owned by such holder.

12. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

13. Redemption at the Corporation’s Election.

(a) If at any time (A) the Common Stock is traded on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, (B) the closing price per share of the Common Stock exceeds $12.00 per share for at least 20 consecutive trading days (the “Trading Period”), (C) in such Trading Period the average daily trading volume is greater than 100,000 shares per day, and (D) the Corporation has, legally available for such purpose, sufficient funds to pay all amounts owed to the Holders on account of the redemption of all of the Series E Preferred Stock, then the Corporation may, not later than 5 business days after the end of any such Trading Period (the “Call Notice Period”), call for the redemption of all (but not less than all) the Series E Preferred Stock. If the Corporation does not timely call for such redemption, the Corporation may thereafter call for redemption as herein provided only if the conditions set forth in clauses (A), (B), (C), and (D) of the preceding sentence are again fulfilled, and the Corporation calls for redemption within the new Call Notice Period.

(b) If the Corporation elects to redeem the Series E Preferred Stock, the Corporation shall give written notice thereof (the “Call for Redemption”), signed by the Chief Executive Officer or Chief Financial Officer, to the Holders of the Series E Preferred Stock not later than the end of the Call Notice Period. The Call for Redemption shall (A) specify the beginning and end of the Trading Period and shall (B) set forth the Corporation’s undertaking to pay the Stated Value on each outstanding share of Series E Preferred Stock plus any declared but unpaid dividends thereon, and (C) certify that the Corporation has the funds on hand to make such payments, and that the Corporation is not under any lawful order of any court or other governmental authority restricting or prohibiting such payment and not bound by any agreement, undertaking or other obligation which would prohibit or restrict the authority of the Corporation to make such payment, and (D) set forth the name and address of the Corporation or, if applicable, any transfer or paying agent, to which the Holders shall deliver their certificates evidencing the Series E Preferred Stock to obtain payment therefor.

(c) Simultaneously with the Corporation’s issuance of any Call for Redemption, the Corporation shall set aside, in a segregated account, sufficient funds to pay all amounts owed to the Holders of the Series E Preferred Stock on account of such redemption.

(d) The issuance of a Call for Redemption shall not impair or diminish in any way the right of the Holders of the Series E Preferred Stock to convert the Series E Preferred Stock into Common Stock; provided, however, that at the end of the third business day after the Call for Redemption is received by the Holders, the Series E Preferred Stock not otherwise converted or redeemed shall be deemed redeemed, and; provided, further, that certificates for any shares of Series E Preferred Stock deemed redeemed shall evidence only the right of the Holder to receive the payments payable by the Corporation upon redemption.

(e) Payment of the Stated Value, plus all accrued, accumulated and unpaid dividends, shall be made to each Holder not later than two (2) business days following the Corporation’s receipt of such Holder’s certificates evidencing the Series E Preferred Stock, or the usual and customary proof of loss of such certificates, if applicable.

(f) To the extent that following a Call for Redemption, any Holder of shares of Series E Preferred Stock delivers to the Corporation a Conversion Notice and any such shares of Series E Preferred Stock are not converted on the date specified in the Conversion Notice due to the operation of Section 5(g), all such shares of Series E Preferred Stock that are not so converted shall be deemed converted automatically under Section 5 at the first moment thereafter when Section 5(g) would not prevent such conversion. Notwithstanding the preceding sentence, following the Call for Redemption, the right to: (a) the liquidation preference of the Series E Preferred Stock, including, without limitation, the right to be treated as holders of Series E Preferred Stock in the event of a merger or consolidation; (b) the consent rights described in Section 4 hereof and those consent rights described in Section 5.8 of the Purchase Agreement; (c) the redemption rights in Section 14 hereof, and (d) all other preferential contractual rights granted to holders of the Series E Preferred Stock (but not the Common Stock), shall cease immediately. The Corporation shall not be obligated to deliver Common Stock certificates in respect of Series E Preferred Stock that is automatically converted pursuant to this Section 13(f) until the Holder notifies the Corporation in writing that such shares are no longer subject to the operation of Section 5(g).

14. Product-Triggered Redemption.

(a) Definition of Product-Triggered Redemption Event. A “Product-Triggered Redemption Event’ shall mean that the Corporation has failed to acquire from another person or entity, by December 26, 2003, either (A) all right, title and interest to an oncology-

related molecule or compound that it previously had no rights in or to and that has entered at least a Phase I clinical trial (a “Compound’) or (B) an exclusive license or sublicense to further develop a Compound together with (i) the right to practice under all Intellectual Property Rights necessary for the further development of such Compound throughout North America and (ii) one or more agreements providing that the Corporation or another party to such agreements shall have all Intellectual Property Rights necessary to manufacture, promote, market and sell the Compound throughout North America. If any of the rights (as set forth in the previous sentence) to the Compound are acquired by means of one or more license or sublicense agreements, such agreements would satisfy the requirements set forth in the previous sentence notwithstanding that they may require the Corporation to pay reasonable royalties to the licensor or sublicensor. In addition, if the Corporation acquires a Compound indirectly through the acquisition by the Corporation of another person or entity (whether by stock, merger or otherwise) that has the rights listed above in (A) or (B) to such Compound, then such acquisition would satisfy the requirements set forth in the first sentence of this Section 14(a). For purposes of this Section 14, “Intellectual Property Rights” shall mean all patents (including any registrations, continuations, continuations in part, renewals, reissues, extensions and applications for any of the foregoing), confidential or proprietary information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, know how, copyrights and trademarks.

(b) Product-Triggered Redemption Notice. The Corporation shall notify each holder in reasonable detail not later than December 30, 2003 (or not later than five days after the date of an event described in clause (y) hereof) if (x) a Product-Triggered Redemption Event has taken place or (y) the Corporation has completed the acquisition of a Compound as contemplated in Section 14(a) hereof (the “Product-Triggered Redemption Notice”), and such Product-Triggered Redemption Notice shall be reasonably acceptable in substance to the Holder. To the extent such Technology-Triggered Redemption Notice contains material non-public information of the Corporation, the Corporation shall simultaneously disclose such information in a filing on Form 8-K, provided, however, that if a Holder determines that the Product-Triggered Redemption Notice is not reasonably acceptable in substance, and the Holder demands that the Company provide additional information that constitutes material non-public information, then the Holder shall enter into a standard confidentiality agreement with respect to the additional information prior to the Company’s disclosure to the Holder and the Company shall not be required to disclose such additional information in a filing on Form 8-K.

(c) Redemption. If a Product-Triggered Redemption Event has occurred, the Corporation shall redeem on a pro rata basis up to one-half of the Series E Preferred Stock issued on the Date of Original Issue to any Holder who gives a Demand for Product-Triggered Redemption (as defined in Section 14(d) below). The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the “Product-Triggered Redemption Price”, which shall equal (i) all declared but unpaid dividends as of the Product-Triggered Redemption Date (as defined below) with respect to each share to be redeemed, plus (ii) 100% of the Stated Value of each share to be redeemed. A redemption pursuant to this Section 14(c) shall be referred to as a “Product-Triggered Redemption.”

(d) Demand for Product-Triggered Redemption. (i) A Holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Product-Triggered Redemption”) to the Corporation specifying the following:

(A)	The number of shares of Series E Preferred Stock to be redeemed; and

(B)	the address to which the payment of the Product-Triggered Redemption Price shall be delivered, or, at the election of the Holder, wire instructions with respect to the account to which payment of the Product-Triggered Redemption Price shall be required.

(ii) A Holder may deliver the certificates evidencing the Series E Preferred Stock to be redeemed with the Demand for Product-Triggered Redemption or under separate cover not later than January 27, 2004. Payment of the Product-Triggered Redemption Price shall be made promptly, but in any case not later than January 30, 2004 (the “Product-Triggered Redemption Date”).

(e) Status of Redeemed or Purchased Shares. Any shares of the Series E Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation (whether due to a Product-Triggered Redemption or otherwise) shall not be reissued and shall be retired.

(f) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of the Series E Preferred Stock on any Product-Triggered Redemption Date are insufficient to redeem the total number of shares of Series E Preferred Stock to be redeemed on such date, those funds which are legally available, if any, will be used to redeem the maximum possible number of such shares ratably among the Holders of such shares to be redeemed based upon the total Product-Triggered Redemption Price applicable to each such Holder’s shares of Series E Preferred Stock which are subject to redemption on such Product-Triggered Redemption Date. The shares of Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of the Series E Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Product-Triggered Redemption Date but which it has not redeemed.

(g) Waiver of Product-Triggered Redemption Right. Any Holder may at any time irrevocably waive its Product-Triggered Redemption Right with respect to all or any part of its Series E Preferred Stock by delivering a written notice to the Company to such effect.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 4:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 157 Technology Drive, Irvine, California 92618, facsimile: 949.788.6706, Attention: Chief Executive Officer or (ii) if to a holder of Series E Preferred Stock, to the address or facsimile number appearing on the Corporation’s shareholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Series E Preferred Stock may provide to the other in accordance with this Section.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on behalf of the Corporation this 26th day of September, 2003

/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D. Chairman, President and Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Series E Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series E Convertible Voting Preferred Stock (the “Series E Preferred Stock”) indicated below into shares of common stock, par value $.001 per share (the “Common Stock”), of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), according to the Certificate of Designations of the Series E Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. A copy of the certificate representing the Series E Preferred Stock being converted is attached hereto.

Date to Effect Conversion

Number of shares of Series E Preferred Stock owned prior to Conversion

Number of shares of Series E Preferred Stock to be Converted

Stated Value of Series E Preferred Stock to be Converted

Amount of declared and unpaid dividends on shares of Series E Preferred Stock to be Converted

Number of shares of Common Stock to be Issued (including conversion of declared but unpaid dividends on shares of Series E Preferred Stock to be Converted)

Applicable Conversion Value

Number of shares of Series E Preferred Stock owned subsequent to Conversion

i of ii

Conversion Information:

[NAME OF HOLDER]

By:
Name:
Title:

Address of Holder:

Issue Common Stock to (if different than above):

Name:

Address:

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by any person other than such holder with respect to the outstanding Common Stock of the Company (including securities or property convertible into or exchangeable for Common Stock, with or without the payment of consideration), as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Beneficial Ownership Cap” contained in Section 5(g) of the Certificate of Designations of the Series E Preferred Stock.

Name of Holder

By:
Name:
Title:

ii

State of Delaware Secretary of State Division of Corporations Delivered 12:45 PM 07/07/2006 FILED 12:45 PM 07/07/2006 SRV 060647116 – 2742853 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SPECTRUM PHARMACEUTICALS, INC.,

a Delaware corporation

SPECTRUM PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (f/k/a Neotherapeutics, Inc.) (the “Corporation”), DOES HEREBY CERTIFY:

1. That the Board of Directors of this Corporation adopted a resolution setting forth a proposed amendment of the first paragraph of Article 4 of our Certificate of Incorporation, as amended, which would read in its entirety as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (a) 100,000,000 shares of common stock, $.001 par value per share (the “Common Stock”), and (b) 5,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”).”

2. This Certificate of Amendment of Certificate of incorporation as amended was duly adopted and approved by the stockholders of this Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

{Signatures follow on next page}

IN WITNESS WHEREOF, SPECTRUM PHARMACEUTICALS, INC, has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed by its Chief Executive Officer and President.

Dated: July 6, 2006

SPECTRUM PHARMACEUTICALS, INC.

/s/ Rajesh C. Shrotriya
By:	Rajesh C. Shrotriya, M.D.
Title:	Chief Executive Officer

2

State of Delaware Secretary of State Division of Corporations Delivered 12:45 PM 07/07/2006 FILED 12:50 PM 07/07/2006 SRV 060647118 – 2742853 FILE

FIRST AMENDMENT TO THE

CERTIFICATE OF DESIGNATION OF

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

SPECTRUM PHARMACEUTICALS, INC.

SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation (f/k/a Neotherapeutics, Inc.) (the “Corporation”), by its Chief Executive Officer and President, certifies that pursuant to the authority contained in Article 4 of its Certificate of Incorporation (as amended and restated from time to time), and the Certificate of Designation of Rights, Preferences and Privileges of Series B Junior Participating Preferred Stock and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution to amend the Certificate of Designation of Rights, Preferences and Privileges of Series B Junior Participating Preferred Stock filed with the Delaware Secretary of State on December 18, 2000, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby amends Section 1 of the Certificate of Designation of Series B Junior Participating Preferred Stock (“Certificate of Designation”) in its entirety to read as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock,” par value $.001 per share, and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decreased shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, SPECTRUM PHARMACEUTICALS, INC. has caused this First Amendment to the Certificate of Designation of Series B Junior Participating Preferred Stock to be duly executed by its Chief Executive Officer and President.

{Signatures follow on next page}

IN WITNESS WHEREOF, SPECTRUM PHARMACEUTICALS, INC. has caused this First Amendment to the Certificate of Designation of Series B Junior Participating Preferred Stock to be duly executed by its Chief Executive Officer and President.

Dated: July 6, 2006

SPECTRUM PHARMACEUTICALS, INC.

/s/ Rajesh C. Shrotriva

By:	Rajesh C. Shrotriva, M.D.

Title:	Chief Executive Officer and President

2